THE VANGUARD GROUP, INC.
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                                 CODE OF ETHICS
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SECTION 1:  BACKGROUND

This Code of Ethics has been approved and adopted by the Board of Directors of The Vanguard Group, Inc. ("Vanguard") and the Boards of Trustees of each of the Vanguard funds in compliance with Rule 17j-1 under the Investment Company Act of 1940. The Code has been amended and restated effective as of May 1, 1999. Except as otherwise provided, the Code applies to all "Vanguard personnel," which term includes all employees, officers, Directors and Trustees of Vanguard and the Vanguard funds. The Code also contains provisions which apply to the investment advisers to the Vanguard funds (see section 11).

SECTION 2:  STATEMENT OF GENERAL FIDUCIARY STANDARDS

This Code of Ethics is based on the overriding principle that Vanguard personnel act as fiduciaries for shareholders' investments in the Vanguard funds. Accordingly, Vanguard personnel must conduct their activities at all times in accordance with the following standards:

     a) SHAREHOLDERS' INTERESTS COME FIRST. In the course of fulfilling their duties and responsibilities to Vanguard fund shareholders, Vanguard personnel must at all times place the interests of Vanguard fund shareholders first. In particular, Vanguard personnel must avoid serving their own personal interests ahead of the interests of Vanguard fund shareholders.

     b) CONFLICTS OF INTEREST MUST BE AVOIDED. Vanguard personnel must avoid any situation involving an actual or potential conflict of interest or possible impropriety with respect to their duties and responsibilities to Vanguard fund shareholders.

     c) COMPROMISING SITUATIONS MUST BE AVOIDED. Vanguard personnel must not take advantage of their position of trust and responsibility at Vanguard. Vanguard personnel must avoid any situation that might compromise or call into question their exercise of full independent judgment in the best interests of Vanguard fund shareholders.

All activities of Vanguard personnel should be guided by and adhere to these fiduciary standards. The remainder of this Code sets forth specific rules and procedures which are consistent with these fiduciary standards. However, all activities by Vanguard personnel are required to conform with these fiduciary standards regardless of whether the activity is specifically covered in this Code.

SECTION 3:  DUTY OF CONFIDENTIALITY

Vanguard personnel must keep confidential at all times any nonpublic information they may obtain in the course of their employment at Vanguard. This information includes but is not limited to:

     1)   information  on the  vanguard  funds,  including  recent or  impending
          securities    transactions   by   the   funds,   activities   of   the
          funds'advisers, offerings of new funds, and closings of funds;

     2)   information   on   Vanguard   fund    shareholders   and   prospective
          shareholders, including their identities, investments, and account transactions;

     3)   information  on  other  vanguard   personnel,   including  their  pay,
          benefits, position level, and performance ratings; and

     4) information on Vanguard business activities, including new services, products, technologies, and business initiatives.

Vanguard  personnel  have  the  highest  fiduciary   obligation  not  to  reveal
confidential Vanguard information to any party that does not have a clear and compelling need to know such information.

SECTION 4:  GIFT POLICY

Vanguard personnel are prohibited from seeking or accepting gifts of material value from any person or entity, including any Vanguard fund shareholder or Vanguard client, when such gift is in relation to doing business with Vanguard. In certain cases, Vanguard PERSONNEL MAY ACCEPT GIFTS OF DE MINIMIS value (as determined in accordance with guidelines set forth in Vanguard's Human Resources Policy Manual) but only if they obtain the approval of a Vanguard officer.

SECTION 5:  OUTSIDE ACTIVITIES

     a) PROHIBITIONS ON SECONDARY EMPLOYMENT. Vanguard employees are prohibited from working for any business or enterprise in the financial services industry that competes with Vanguard. In addition, Vanguard employees are prohibited from working for any organization that could possibly benefit from the employee's knowledge of confidential Vanguard information, such as new Vanguard services and technologies. Beyond these prohibitions, Vanguard employees may accept secondary employment, but only with prior approval from the Vanguard Compliance Department. Vanguard officers are prohibited from accepting or serving in any form of secondary employment unless they have received approval from a Vanguard Managing Director or the Vanguard Chairman and Chief Executive Officer.

     b) PROHIBITION ON SERVICE AS DIRECTOR OR PUBLIC OFFICIAL. Vanguard officers and employees are prohibited from serving on the board of directors of any publicly traded company or in an official capacity for any federal, state, or local government (or governmental agency or instrumentality) without prior approval from the Vanguard Compliance Department.

     c) PROHIBITION ON MISUSE OF VANGUARD TIME OR PROPERTY. Vanguard personnel are prohibited from using Vanguard time, equipment, services, personnel or property for any purposes other than the performance of their duties and responsibilities at Vanguard.

SECTION 6:  GENERAL PROHIBITIONS ON TRADING

     a) TRADING ON KNOWLEDGE OF VANGUARD FUNDS ACTIVITIES. All Vanguard personnel are prohibited from taking personal advantage of their knowledge of recent or impending securities activities of the Vanguard funds or the funds' investment advisers. In particular, Vanguard personnel are prohibited from purchasing or selling, directly or indirectly, any security when they have actual knowledge that the security is being purchased or sold, or considered for purchase or sale, by a Vanguard fund. This prohibition applies to all securities in which the person has acquired or will acquire "beneficial ownership." For these purposes, a person is considered to have beneficial ownership in all securities over which the person enjoys economic benefits substantially equivalent to ownership (for example, securities held in trust for the person's benefit), regardless of who is the registered owner. Under this Code of Ethics, Vanguard personnel are considered to have beneficial ownership of all securities owned by their spouse or minor children.

     b) VANGUARD INSIDER TRADING POLICY. All Vanguard personnel are subject to Vanguard's Insider Trading Policy, which is considered an integral part of this Code of Ethics. Vanguard's Insider Trading Policy prohibits Vanguard personnel from buying or selling any security while in the possession of material nonpublic information about the issuer of the security. The policy also prohibits Vanguard personnel from communicating to third parties any material nonpublic information about any security or issuer of securities. Any violation of Vanguard's Insider Trading Policy may result in penalties which could include termination of employment with Vanguard.

SECTION 7:  ADDITIONAL TRADING RESTRICTIONS FOR ACCESS PERSONS

     a) APPLICATION. The restrictions of this section 7 apply to all Vanguard access persons. For purposes of the Code of Ethics, "access persons" include:

     1) any Director or Trustee of Vanguard or a Vanguard fund, excluding disinterested Directors and Trustees (i.e., any Director or Trustee who is not an "interested person" of a Vanguard fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940);

     2)   any officer of Vanguard or a Vanguard fund; and

     3) any employee of Vanguard or a Vanguard fund who in the course of his or her regular duties participates in the selection of a Vanguard fund's securities or who works in a Vanguard department or unit that has access to information regarding a Vanguard fund's impending purchases or sales of securities.

The Vanguard Compliance Department will notify all Vanguard personnel who qualify as access persons of their duties and responsibilities under this Code of Ethics. The restrictions of this section 7 apply to all transactions in which a Vanguard access person has or will acquire beneficial ownership (see section
6a) of a security, including transactions by a spouse or minor child. However, the restrictions do not apply to transactions involving: (i) direct obligations of the Government of the United States; (ii) high quality short-term debt instruments, including bankers' acceptances, bank certificates of deposit, commercial paper, and repurchase agreements; and (iii) shares of registered open-end investment companies (including shares of any Vanguard fund). In addition, the restrictions do not apply to transactions in accounts over which the access person has no direct or indirect control or influence.

     b)   GENERAL  RESTRICTIONS FOR ACCESS PERSONS.  Vanguard access persons are
subject  to  the  following   restrictions  with  respect  to  their  securities
transactions:

     1) PRE-CLEARANCE OF SECURITIES TRANSACTIONS. Vanguard access persons must receive approval from the Vanguard Compliance Department before
          purchasing  or  selling  any  securities.   The  Vanguard   Compliance
          Department will notify Vanguard access persons if their proposed securities transactions are permitted under this Code of Ethics.

     2) TRADING THROUGH VANGUARD BROKERAGE SERVICES. Vanguard access persons must conduct all their securities transactions through Vanguard Brokerage Services. Vanguard Brokerage Services will send a confirmation notice of any purchase or sale of securities by a Vanguard access person to the Vanguard Compliance Department.

     3) PROHIBITION ON INITIAL PUBLIC OFFERINGS. Vanguard access persons are prohibited from acquiring securities in an initial public offering.

     4) PROHIBITION ON PRIVATE PLACEMENTS. Vanguard access persons are prohibited from acquiring securities in a private placement without prior approval from the Vanguard Compliance Department. In the event an access person receives approval to purchase securities in a private placement, the access person must disclose that investment if he or she plays any part in a Vanguard fund's later consideration of an investment in the issuer.

     5) PROHIBITION ON OPTIONS. Vanguard access persons are prohibited from acquiring or selling any option on any security.

     6) PROHIBITION ON SHORT-SELLING. Vanguard access persons are prohibited from selling any security that the access person does not own or otherwise engaging in "short-selling" activities.

     7) PROHIBITION ON SHORT-TERM TRADING PROFITS. Vanguard access persons are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or related) securities within 60 calendar days. In the event that an access person realizes profits on such short-term trades, the access person must relinquish such profits to The Vanguard Group Foundation.

     c) BLACKOUT RESTRICTIONS FOR ACCESS PERSONS. All Vanguard access persons are subject to the following restrictions when their purchases and sales of securities coincide with trades by the Vanguard funds:

     1) PURCHASES AND SALES WITHIN THREE DAYS FOLLOWING A FUND TRADE. Vanguard access persons are prohibited from purchasing or selling any security within three calendar days after a Vanguard fund has traded in the same (or a related) security. In the event that an access person makes a prohibited purchase or sale within the three-day period, the access person must unwind the transaction and relinquish any gain from the transaction to The Vanguard Group Foundation.

     2) PURCHASES WITHIN SEVEN DAYS BEFORE A FUND PURCHASE. A Vanguard access person who purchases a security within seven calendar days before a Vanguard fund purchases the same (or a related) security is prohibited from selling the security for a period of six months following the fund's trade. In the event that an access person makes a prohibited sale within the six-month period, the access person must relinquish to The Vanguard Group Foundation any gain from the transaction.

     3) SALES WITHIN SEVEN DAYS BEFORE A FUND SALE. A Vanguard access person who sells a security within seven days before a Vanguard fund sells the same (or a related) security must relinquish to The Vanguard Group Foundation the difference between the access person's sale price and the Vanguard fund's sale price (assuming the access person's sale price is higher).

     4) RESTRICTIONS NOT APPLICABLE TO TRADES BY VANGUARD INDEX FUNDS. The restrictions of this section 7c do not apply to purchases and sales of securities by Vanguard access persons which would otherwise violate section 7c solely because the transactions coincide with trades by any Vanguard index funds.

SECTION 8:  ADDITIONAL TRADING RESTRICTIONS FOR INSTITUTIONAL CLIENT CONTACTS

     a) APPLICATION. The restrictions of this section 8 apply to all Vanguard Institutional client contacts. For purposes of the Code of Ethics, an "Institutional client contact" includes any Vanguard employee who works in a department or unit at Vanguard that has significant levels of interaction or dealings with the management of clients of Vanguard's Institutional Investor Group. The Vanguard Compliance Department will notify Vanguard employees who qualify as Institutional client contacts of the restrictions of this Section 8.

     b) PROHIBITION ON TRADING SECURITIES OF INSTITUTIONAL CLIENTS. Vanguard Institutional client contacts are prohibited from acquiring securities issued by clients of the Vanguard Institutional Investor Group (including any options or futures contracts based on such securities). In the event that any individual who becomes subject to this prohibition already owns securities issued by Institutional clients, the individual will be prohibited from disposing of those securities without prior approval from the Vanguard Compliance Department. The restrictions of this section 8 apply to all transactions in which Institutional client contacts have acquired or would acquire beneficial ownership (see section
6a) of a security, including transactions by a spouse or minor child. However, the restrictions do not apply to transactions in any account over which an individual does not possess any direct or indirect control or influence. The Vanguard Compliance Department will maintain a list of the Institutional clients to which the prohibitions of this section 8 apply. The Vanguard Compliance Department may waive the prohibition on acquiring securities of Institutional clients in appropriate cases (including, for example, cases in which an individual acquires securities as part of an inheritance or through an employer-sponsored employee benefits or compensation program).

SECTION 9:  COMPLIANCE PROCEDURES

     a) APPLICATION. The requirements of this section 9 apply to all Vanguard personnel other than disinterested Directors and Trustees (see section 7a). The requirements apply to all transactions in which Vanguard personnel have acquired or would acquire beneficial ownership (see section 6a) of a security, including transactions by a spouse or minor child. However, the requirements do not apply to transactions involving: (i) direct obligations of the Government of the United States; (ii) high quality short-term debt instruments, including bankers' acceptances, bank certificates of deposit, commercial paper, and repurchase agreements; and (iii) shares of registered open-end investment companies (including shares of any Vanguard fund). In addition, the requirements do not apply to securities acquired for accounts over which the person has no direct or indirect control or influence.

     b) DISCLOSURE OF PERSONAL HOLDINGS. All Vanguard personnel must disclose their personal securities holdings to the Vanguard Compliance Department upon commencement of employment with Vanguard. These disclosures must identify the title, number of shares, and principal amount with respect to each security holding.

     c) RECORDS OF SECURITIES TRANSACTIONS. All Vanguard personnel must notify the Vanguard Compliance Department if they have opened or intend to open a brokerage account. Vanguard personnel must direct their brokers to supply the Vanguard Compliance Department with duplicate confirmation statements of their securities transactions and copies of all periodic statements for their brokerage accounts.

     d) CERTIFICATION OF COMPLIANCE. All Vanguard personnel must certify annually to the Vanguard Compliance Department that: (i) they have read and understand this Code of Ethics; (ii) they have complied with all requirements of the Code of Ethics; and (3) they have reported all transactions required to be reported under the Code of Ethics.

SECTION 10:  REQUIRED REPORTS BY DISINTERESTED DIRECTORS AND TRUSTEES

Disinterested Directors and Trustees (see section 7a) are required to report their securities transactions to the Vanguard Compliance Department only in cases where the Director or Trustee knew or should have known during the 15-day period immediately preceding or following the date of the transaction that the security had been purchased or sold, or was being considered for purchase or sale, by a Vanguard fund.

SECTION 11: APPLICATION TO INVESTMENT ADVISERS

     a) ADOPTION OF CODE OF ETHICS. Each investment adviser to a Vanguard fund must adopt a code of ethics in compliance with Rule 17j-1 and provide the Vanguard Compliance Department with a copy of the code of ethics and any subsequent amendments. Each investment adviser is responsible for enforcing its code of ethics and reporting to the Vanguard Compliance Department on a timely basis any violations of the code of ethics and resulting sanctions.

     b) PREPARATION OF ANNUAL REPORTS. Each investment adviser to a Vanguard fund must prepare an annual report on its code of ethics for review by the Board of Trustees of the Vanguard fund. This report must contain the following:

     1) a description of any issues arising under the adviser's code of ethics including, but not limited to, information about any violations of the code, sanctions imposed in response to such violations, changes made to the code's provisions or procedures, and any recommended changes to the code; and

     2)   a  certification   that  the  investment   adviser  has  adopted  such
          procedures as are reasonably necessary to prevent access persons from violating the code of ethics.

SECTION 12:  REVIEW BY BOARDS OF DIRECTORS AND TRUSTEES

     a) REVIEW OF INVESTMENT ADVISERS' CODE OF ETHICS. Prior to retaining the services of any investment adviser for a Vanguard fund, the Board of Trustees of the Vanguard fund must review the code of ethics adopted by the investment adviser pursuant to Rule 17j-1 under the Investment Company Act of 1940. The Board of Trustees must receive a certification from the investment adviser that the adviser has adopted such procedures as are reasonably necessary to prevent access persons from violating the adviser's code of ethics. A majority of the Trustees of the Vanguard fund, including a majority of the disinterested Trustees of the Fund, must determine whether the adviser's code of ethics contains such provisions as are reasonably necessary to prevent access persons from engaging in any act, practice, or course of conduct prohibited by the anti-fraud provisions of Rule 17j-1.

     b) REVIEW OF VANGUARD ANNUAL REPORTS. The Vanguard Compliance Department must prepare an annual report on this Code of Ethics for review by the Board of Directors of Vanguard and the Boards of Trustees of the Vanguard funds. The report must contain the following:

     1) a description of issues arising under the Code of Ethics since the last report including, but not limited to, information about any violations of the Code, sanctions imposed in response to such violations, changes made to the Code's provisions or procedures, and any recommended changes to the Code; and

     2) a certification that Vanguard and the Vanguard Funds have adopted such procedures as are reasonably necessary to prevent access persons from violating the Code of Ethics.

SECTION 13:  SANCTIONS

In the event of any violation of this Code of Ethics, Vanguard senior management will impose such sanctions as deemed necessary and appropriate under the circumstances and in the best interests of Vanguard fund shareholders. In the case of any violations by Vanguard employees, the range of sanctions could include a letter of censure, suspension of employment without pay, or permanent termination of employment.

SECTION 14:  RETENTION OF RECORDS

Vanguard must maintain all records required by Rule 17j-1 including: (i) copies of this Code of Ethics and the codes of ethics of all investment advisers to the Vanguard funds; (ii) records of any violations of the codes of ethics and actions taken as a result of the violations; (iii) copies of all certifications made by Vanguard personnel pursuant to section 9d; (iv) lists of all Vanguard personnel who are, or within the past five years have been, access persons subject to the trading restrictions of section 8 and lists of the Vanguard compliance personnel responsible for monitoring compliance with those trading restrictions; and (v) copies of the annual reports to the Boards of Directors and Trustees pursuant to section 12.

WELLINGTON MANAGEMENT COMPANY, LLP
WELLINGTON TRUST COMPANY, NA
WELLINGTON MANAGEMENT INTERNATIONAL
WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD.

CODE OF ETHICS
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Summary

Wellington Management Company, llp and its affiliates have a fiduciary duty to investment company and investment counseling clients which requires each employee to act solely for the benefit of clients. Also, each employee has a duty to act in the best interest of the firm. In addition to the various laws and regulations covering the firm's activities, it is clearly in the firm's best interest as a professional investment advisory organization to avoid potential conflicts of interest or even the appearance of such conflicts with respect to the conduct of the firm's employees. Wellington Management's personal trading and conduct must recognize that the firm's clients always come first, that the firm must avoid any actual or potential abuse of our positions of trust and responsibility, and that the firm must never take inappropriate advantage of its positions. While it is not possible to anticipate all instances of potential conflict, the standard is clear.

In light of the firm's professional and legal responsibilities, we believe it is appropriate to restate and periodically distribute the firm's Code of Ethics to all employees. It is Wellington Management's aim to be as flexible as possible in its internal procedures, while simultaneously protecting the organization and its clients from the damage that could arise from a situation involving a real or apparent conflict of interest. While it is not possible to specifically define and prescribe rules regarding all possible cases in which conflicts might arise, this Code of Ethics is designed to set forth the policy regarding employee conduct in those situations in which conflicts are most likely to develop. If an employee has any doubt as to the propriety of any activity, he or she should consult the President or Regulatory Affairs Department.

The Code reflects the requirements of United States law, Rule 17j-1 of the Investment Company Act of 1940, as amended on October 29, 1999, as well as the recommendations issued by an industry study group in 1994, which were strongly supported by the SEC. The term "Employee" includes all employees and Partners.

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Policy  on  Personal
Securities
Transactions

Essentially, this policy requires that all personal securities transactions (including acquisitions or dispositions other than through a purchase or sale) by all Employees must be cleared prior to execution. The only exceptions to this policy of prior clearance are noted below.

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Definition of
"Personal  Securities
Transactions"

The  following   transactions  by  Employees  are  considered  "personal"  under applicable SEC rules and therefore subject to this statement of policy:

1.   Transactions for an Employee's own account, including IRA's.

2. Transactions for an account in which an Employee has indirect beneficial ownership, unless the Employee has no direct or indirect influence or control over the account. Accounts involving family (including husband, wife, minor children or other dependent relatives), or accounts in which an Employee has a beneficial interest (such as a trust of which the Employee is an income or principal beneficiary) are included within the meaning of "indirect beneficial interest".

If an Employee has a substantial measure of influence or control over an account, but neither the Employee nor the Employee's family has any direct or indirect beneficial interest (e.g., a trust for which the Employee is a trustee but not a direct or indirect beneficiary), the rules relating to personal securities transactions are not considered to be directly applicable. Therefore, prior clearance and subsequent reporting of such transactions are not required. In all transactions involving such an account an Employee should, however, conform to the spirit of these rules and avoid any activity which might appear to conflict with the investment company or counseling clients or with respect to the Employee's position within Wellington Management. In this regard, please note "Other Conflicts of Interest", found later in this Code of Ethics, which does apply to such situations.
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Preclearance
Required

EXCEPT AS SPECIFICALLY EXEMPTED IN THIS SECTION, ALL EMPLOYEES MUST CLEAR PERSONAL SECURITIES TRANSACTIONS PRIOR TO EXECUTION. This includes bonds, stocks (including closed end funds), convertibles, preferreds, options on securities, warrants, rights, etc. for domestic and foreign securities, whether publicly traded or privately placed. The only exceptions to this requirement are automatic dividend reinvestment and stock purchase plan acquisitions, broad-based stock index and U.S. government securities futures and options on such futures, transactions in open-end mutual funds, U.S. Government securities, commercial paper, or non-volitional transactions. Non-volitional transactions include gifts to an Employee over which the Employee has no control of the timing or transactions which result from corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.). Please note, however, that most of these transactions must be reported even though they do not have to be precleared. See the following section on reporting obligations.

Clearance for transactions must be obtained by contacting the Director of Global Equity Trading or those personnel designated by him for this purpose. Requests for clearance and approval for transactions may be communicated orally or via email. The Trading Department will maintain a log of all requests for approval as coded confidential records of the firm. Private placements (including both securities and partnership interests) are subject to special clearance by the Director of Regulatory Affairs, Director of Enterprise Risk Management or the General Counsel, and the clearance will remain in effect for a reasonable period thereafter, not to exceed 90 days.

CLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS FOR PUBLICLY TRADED SECURITIES WILL BE IN EFFECT FOR ONE TRADING DAY ONLY. THIS "ONE TRADING DAY" POLICY IS INTERPRETED AS FOLLOWS:

O IF CLEARANCE IS GRANTED AT A TIME WHEN THE PRINCIPAL MARKET IN WHICH THE SECURITY TRADES IS OPEN, CLEARANCE IS EFFECTIVE FOR THE REMAINDER OF THAT TRADING DAY UNTIL THE OPENING OF THAT MARKET ON THE FOLLOWING DAY.

O IF CLEARANCE IS GRANTED AT A TIME WHEN THE PRINCIPAL MARKET IN WHICH THE SECURITY TRADES IS CLOSED, CLEARANCE IS EFFECTIVE FOR THE NEXT TRADING DAY UNTIL THE OPENING OF THAT MARKET ON THE FOLLOWING DAY.

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Filing of Reports

Records of personal securities transactions by Employees will be maintained. All Employees are subject to the following reporting requirements:


1
Duplicate  Brokerage
Confirmations

All  Employees  must  require  their   securities   brokers  to  send  duplicate
confirmations of their securities transactions to the Regulatory Affairs Department. Brokerage firms are accustomed to providing this service. Please contact Regulatory Affairs to obtain a form letter to request this service. Each employee must return to the Regulatory Affairs Department a completed form for each brokerage account that is used for PERSONAL SECURITIES TRANSACTIONS OF THE EMPLOYEE. EMPLOYEES SHOULD NOT send the completed forms to their brokers directly. The form must be completed and returned to the Regulatory Affairs Department prior to any transactions being placed with the broker. The Regulatory Affairs Department will process the request in order to assure delivery of the confirms directly to the Department and to preserve the confidentiality of this information. When possible, the transaction confirmation filing requirement will be satisfied by electronic filings from securities depositories.


2
Filing of Quarterly
Report of all
"Personal Securities
Transactions"


SEC rules require that a quarterly record of all personal securities transactions submitted by each person subject to the Code's requirements and that this record be available for inspection. To comply with these rules, every Employee must file a quarterly personal securities transaction report within 10 calendar days after the end of each calendar quarter. Reports are filed electronically utilizing the firm's proprietary Personal Securities Transaction Reporting System (PSTRS) accessible to all Employees via the Wellington Management Intranet.

At the end of each calendar quarter, Employees will be notified of the filing requirement. Employees are responsible for submitting the quarterly report within the deadline established in the notice.

Transactions during the quarter indicated on brokerage confirmations or electronic filings are displayed on the Employee's reporting screen and must be affirmed if they are accurate. Holdings not acquired through a broker submitting confirmations must be entered manually. All Employees are required to submit a quarterly report, even if there were no reportable transactions during the quarter.

Employees must also provide information on any new brokerage account established during the quarter including the name of the broker, dealer or bank and the date the account was established.

IMPORTANT NOTE: The quarterly report must include the required information for all "personal securities transactions" as defined above, except transactions in open-end mutual funds, money market securities, U.S. Government securities, and futures and options on futures on U.S. government securities. Non-volitional transactions and those resulting from corporate actions must also be reported even though preclearance is not required and the nature of the transaction must be clearly specified in the report.


3
Certification of Compliance

As part of the quarterly reporting process on PSTRS, Employees are required to confirm their compliance with the provisions of this Code of Ethics.


4
Filing of Personal

Annually, all Employees must file a schedule indicating their personal securities holdings as of December 31 of each year by the following January 30. SEC Rules require that this report include the title, number of shares and principal amount of each security held in an Employee's personal account, and the name of any broker, dealer or bank with whom the Employee maintains an account. "Securities" for purposes of this report are those which must be reported as indicated in the prior paragraph. Newly hired Employees are required to file a holding report within ten (10) days of joining the firm. Employees may indicate securities held in a brokerage account by attaching an account statement, but are not required to do so, since these statements contain additional information not required by the holding report.


5
Review of Reports

All reports filed in accordance with this section will be maintained and kept confidential by the Regulatory Affairs Department. Reports will be reviewed by the Director of Regulatory Affairs or personnel designated by her for this purpose.
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Restrictions on
"Personal  Securities
Transactions"

While all personal securities transactions must be cleared prior to execution, the following guidelines indicate which transactions will be prohibited, discouraged, or subject to nearly automatic clearance. The clearance of personal securities transactions may also depend upon other circumstances, including the timing of the proposed transaction relative to transactions by our investment counseling or investment company clients; the nature of the securities and the parties involved in the transaction; and the percentage of securities involved in the transaction relative to ownership by clients. The word "clients" refers collectively to investment company clients and counseling clients. Employees are expected to be particularly sensitive to meeting the spirit as well as the letter of these restrictions.

Please note that these restrictions apply in the case of debt securities to the specific issue and in the case of common stock, not only to the common stock, but to any equity-related security of the same issuer including preferred stock, options, warrants, and convertible bonds. Also, a gift or transfer from you (an Employee) to a third party shall be subject to these restrictions, unless the donee or transferee represents that he or she has no present intention of selling the donated security.


1
No Employee may engage in personal transactions involving any securities which are:


o being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled. In addition, no Portfolio Manager may engage in a personal transaction involving any security for 7 days prior to, and 7 days following, a transaction in the same security for a client account managed by that Portfolio Manager without a special exemption. See "Exemptive Procedures" below. Portfolio Managers include all designated portfolio managers and others who have direct authority to make investment decisions to buy or sell securities, such as investment team members and analysts involved in Research Equity portfolios. All Employees who are considered Portfolio Managers will be so notified by the Regulatory Affairs Department.
o the subject of a new or changed action recommendation from a research analyst until 10 business days following the issuance of such recommendation;
o the subject of a reiterated but unchanged recommendation from a research analyst until 2 business days following reissuance of the recommendation
o actively contemplated for transactions on behalf of clients, even though no buy or sell orders have been placed. This restriction applies from the moment that an Employee has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security. This is a particularly sensitive area and one in which each Employee must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.


2
The Code of Ethics strongly discourages short term trading by Employees. In addition, no Employee may take a "short term trading" profit in a security, which means the sale of a security at a gain (or closing of a short position at a gain) within 60 days of its purchase, without a special exemption. See "Exemptive Procedures". The 60 day prohibition does not apply to transactions resulting in a loss, nor to futures or options on futures on broad-based securities indexes or U.S. government securities.

3
No  Employee   engaged  in  equity  or  bond  trading  may  engage  in  personal transactions involving any equity securities of any company whose primary business is that of a broker/dealer.

4
Subject to preclearance, Employees may engage in short sales, options, and margin transactions, but such transactions are strongly discouraged, particularly due to the 60 day short term profit-taking prohibition. Any Employee engaging in such transactions should also recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions which apply to personal transactions as noted above. In specific case of hardship an exception may be granted by the Director of Regulatory Affairs or her designee upon approval of the Ethics Committee with respect to an otherwise "frozen" transaction.

5
No Employee may engage in personal transactions involving the purchase of any security on an initial public offering. This restriction also includes new issues resulting from spin-offs, municipal securities and thrift conversions, although in limited cases the purchase of such securities in an offering may be approved by the Director of Regulatory Affairs or her designee upon determining that approval would not violate any policy reflected in this Code. This restriction does not apply to open-end mutual funds, U. S. government issues or money market investments.

6
EMPLOYEES MAY NOT PURCHASE SECURITIES IN PRIVATE PLACEMENTS UNLESS APPROVAL OF THE DIRECTOR OF REGULATORY AFFAIRS, DIRECTOR OF ENTERPRISE RISK MANAGEMENT OR THE GENERAL COUNSEL HAS BEEN OBTAINED. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the Employee is not being offered the investment opportunity due to his or her employment with Wellington Management and other relevant factors on a case-by-case basis. If the Employee has portfolio management or securities analysis responsibilities and is granted approval to purchase a private placement, he or she must disclose the privately placed holding later if asked to evaluate the issuer of the security. An independent review of the Employee's analytical work or decision to purchase the security for a client account will then be performed by another investment professional with no personal interest in the transaction.


Gifts and Other
Sensitive Payments

Employees should not seek, accept or offer any gifts or favors of more than minimal value or any preferential treatment in dealings with any client, broker/dealer, portfolio company, financial institution or any other organization WITH WHOM THE FIRM TRANSACTS business. Occasional participation in lunches, dinners, cocktail parties, sporting activities or similar gatherings conducted for business purposes are not prohibited. However, for both the Employee's protection and that of the firm it is extremely important that even the appearance of a possible conflict of interest be avoided. Extreme caution is to be exercised in any instance in which business related travel and lodgings are paid for other than by Wellington Management, and prior approval must be obtained from the Regulatory Affairs Department.

Any question as to the propriety of such situations should be discussed with the Regulatory Affairs Department and any incident in which an Employee is encouraged to violate these provisions should be reported immediately. An explanation of all extraordinary travel, lodging and related meals and entertainment is to be reported in a brief memorandum to the Director of Regulatory Affairs.

Employees must not participate individually or on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:

1
Use of the firm's funds for political purposes.

2
Payment or receipt of bribes, kickbacks, or payment or receipt of any other amount with an understanding that part or all of such amount will be refunded or delivered to a third party in violation of any law applicable to the transaction.

3
Payments to government officials or employees (other than disbursements in the ordinary course of business for such legal purposes as payment of taxes).

4
Payment of compensation or fees in a manner the purpose of which is to assist the recipient to evade taxes, federal or state law, or other valid charges or restrictions applicable to such payment.

5
Use of the funds or assets of the firm or any subsidiary for any other unlawful or improper purpose.

--------------------------------------------------------------------------------
Other Conflicts of
Interest
Employees should also be aware that areas other than personal securities transactions or gifts and sensitive payments may involve conflicts of interest. The following should be regarded as examples of situations involving real or potential conflicts rather than a complete list of situations to avoid.


"Inside Information"
Specific reference is made to the firm's policy on the use of "inside information" which applies to personal securities transactions as well as to client transactions.


Use of Information
Information acquired in connection with employment by the organization may not be used in any way which might be contrary to or in competition with the interests of clients. Employees are reminded that certain clients have specifically required their relationship with us to be treated confidentially.


Disclosure of
Information
Information regarding actual or contemplated investment decisions, research priorities or client interests should not be disclosed to persons outside our organization and in no way can be used for personal gain.


Outside
Activities
All outside relationships such as directorships or trusteeships of any kind or membership in investment organizations (e.g., an investment club) must be cleared by the Director of Regulatory Affairs prior to the acceptance of such a position. As a general matter, directorships in unaffiliated public companies or companies which may reasonably be expected to become public companies will not be authorized because of the potential for conflicts which may impede our freedom to act in the best interests of clients. Service with charitable organizations generally will be authorized, subject to considerations related to time required during working hours and use of proprietary information.


Exemptive Procedure
The Director of Regulatory Affairs, the Director of Enterprise Risk Management, the General Counsel or the Ethics Committee can grant exemptions from the personal trading restrictions in this Code upon determining that the transaction for which an exemption is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the Employee's requested transaction, the amount and timing of client trading in the same or a related security, and other relevant factors.

Any Employee wishing an exemption should submit a written request to the Director of Regulatory Affairs setting forth the pertinent facts and reasons why the employee believes that the exemption should be granted. Employees are cautioned that exemptions are intended to be exceptions, and repetitive exemptive applications by an Employee will not be well received.

Records of the approval of exemptions and the reasons for granting exemptions will be maintained by the Regulatory Affairs Department.


--------------------------------------------------------------------------------
Compliance with
The Code of Ethics

Adherence to the Code of Ethics is considered a basic condition of employment with our organization. The Ethics Committee monitors compliance with the Code and reviews violations of the Code to determine what action or sanctions are appropriate.

Violations of the provisions regarding personal trading will presumptively be subject to being reversed in the case of a violative purchase, and to disgorgement of any profit realized from the position (net of transaction costs and capital gains taxes payable with respect to the transaction) by payment of the profit to any client disadvantaged by the transaction, or to a charitable organization, as determined by the Ethics Committee, unless the Employee establishes to the satisfaction of the Ethics Committee that under the particular circumstances disgorgement would be an unreasonable remedy for the violation.

Violations of the Code of Ethics may also adversely affect an Employee's career with Wellington Management with respect to such matters as compensation and advancement.

Employees must recognize that a serious violation of the Code of Ethics or related policies may result, at a minimum, in immediate dismissal. Since many provisions of the Code of Ethics also reflect provisions of the U.S. securities laws, Employees should be aware that violations could also lead to regulatory enforcement action resulting in suspension or expulsion from the securities business, fines and penalties, and imprisonment.

Again, Wellington Management would like to emphasize the importance of obtaining prior clearance of all personal securities transactions, avoiding prohibited transactions, filing all required reports promptly and avoiding other situations which might involve even an apparent conflict of interest. Questions regarding interpretation of this policy or questions related to specific situations should be directed to the Regulatory Affairs Department or Ethics Committee.

Revised: March 1, 2000

                         FRANKLIN PORTFOLIO ASSOCIATES

CORPORATE POLICIES & PROCEDURES MANUAL

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Chapter                                                   Document Number
  CORPORATE OBJECTIVES AND STANDARDS                        CPP-102-1
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Section                                                   Revised Date
  CODE OF CONDUCT                                           12/8/95
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Subject                                                   Page Number
  Introduction and Responsibilities                         1 of 3
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Issuing Department
  Legal Affairs
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INTRODUCTION:

Today's financial services marketplace is filled with a host of new challenges, changes and opportunities. Amidst these changes, one constant guides Mellon Bank Corporation and will continue to be central to all that we do: the mandate for integrity.

Only by conducting ourselves and our business in accordance with the highest standards of legal, ethical and moral integrity can we achieve our vision of excellence and our goals for the future.

This Code of Conduct will familiarize you with the general guidelines of professional conduct expected from associates in their interactions with customers, prospective customers, competitors, suppliers, the communities we serve, and one another. As Mellon associates, we can settle for nothing less than full adherence to the Code.

Please read the Code carefully and retain it for your records. From time to time, you may be asked to certify in writing that you have followed the Code, so be sure you understand it. Appropriate officers should periodically reinforce the importance of the Code to their associates, pointing out provisions of particular relevance.

The penalty for violating any provision of this Code may be disciplinary action up to and including dismissal. In addition, all violations of criminal laws applicable to Mellon's business will be reported to the appropriate authorities for prosecution.

Certain topics addressed in this Code of Conduct are addressed in greater detail in Mellon's Confidential Information and Securities Trading Policies (CPP-903, 1-5). These topics include the treatment of confidential information, restrictions on securities trading by associates and the "Chinese Wall" policy.

If you have any questions about this Code, ask your supervisor or consult with Legal Affairs. If you suspect a violation of the Code of Conduct, contact the General Counsel or Chief Compliance Officer.

All communications will be handled in a confidential manner.

Terms frequently used in the Code are defined as follows:

o appropriate  officer - head of the affected group,  department or subsidiary
o approval - formal  written  consent
o employee - any  employee of Mellon Bank Corporation or any of its subsidiaries
o Bank - any bank or savings and loan association subsidiary, direct or indirect, of Mellon Bank Corporation
o Chief Compliance Officer - Chief Compliance Officer of Mellon Bank Corporation
o Confidential Information and Securities Trading Policy - Mellon Bank Corporation's Confidential Information and Securities Trading Policies (CPP-903)
o Corporation - Mellon Bank Corporation
o General Counsel - General Counsel of Mellon Bank Corporation
o Mellon - Mellon Bank Corporation and all its subsidiaries and affiliates

YOUR RESPONSIBILITIES:

As an associate, your personal conduct should reflect the highest professional standards of behavior. You are obliged to monitor your personal and professional affairs so as not to discredit yourself or Mellon. Your behavior at work reflects Mellon's ethics, so you are expected to:

o obey all laws and regulations that apply to Mellon's business
o avoid  activities  that  could  create  conflicts  of  interest  or  even  the
  appearance   of   conflicts  of  interest   with  Mellon; and
o respect the confidentiality of Mellon business information and information about those with whom Mellon has business relationships.

Details of the above obligations are presented in the remainder of this Code of Conduct. Remember, these standards and examples serve as guidelines.

Mellon has established the Questionable Activities Hotline (800-234-MELN, Ext. 4-8477) so associates may call to report suspected violations of the Code or criminal activity involving Mellon. Calls may be made anonymously.

                                                          [OBJECT OMITTED]
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Chapter                                                   Document Number
  LEGAL AND REGULATORY                                      CPP-903-1
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CONFIDENTIAL INFORMATION AND SECURITIES TRADING           10/2/95
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Subject                                                   Page Number
  Introduction and Definitions                              1 of 7
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Issuing Department
  Legal Affairs
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INTRODUCTION :

Mellon Bank Corporation ("Mellon") and its associates, and the registered investment companies for which The Dreyfus Corporation ("Dreyfus") and/or Mellon serves as investment adviser, sub-investment adviser or administrator, are subject to certain laws and regulations governing the use of confidential information and personal securities trading. Mellon has developed Corporate Policies CPP-903, 1-5, to establish specific standards to promote compliance with applicable laws. Further, the Policies are intended to protect Mellon's business secrets and proprietary information as well as that of its customers and any entity for which it acts in a fiduciary capacity.

Corporate Policies CPP-903, 1-5, set forth procedures and limitations which govern the personal securities transactions of every Mellon associate and certain other individuals associated with the registered investment companies for which Dreyfus and/or Mellon serves as investment adviser, sub-investment adviser or administrator. The Policies are designed to reinforce Mellon's reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon's business.

Associates should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment, and that "ignorance of the law" is not a defense. Associates may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

Associates outside the United States are also subject to applicable laws of foreign jurisdictions, which may differ substantially from U.S. law and which may subject such associates to additional requirements. Such associates must comply with applicable requirements of pertinent foreign laws as well as with the provisions of the Corporate Policies. To the extent any particular portion of the Policies are inconsistent with foreign law, associates should consult the General Counsel or the Manager of Corporate Compliance.

Any provision of the Policies may be waived or exempted at the discretion of the Manager of Corporate Compliance. Any such waiver or exemption will be evidenced in writing and maintained in the Risk Management and Compliance Department.

Associates must read the Policies and must comply with them. Failure to comply with the provisions of the Policies may result in the imposition of serious sanctions, including but not limited to disgorgement of profits, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies. Associates should retain the Policies in their records for future reference. Any questions regarding the Policies should be referred to the Manager of Corporate Compliance or his/her designee.

DEFINITIONS:

Terms frequently used in the Policies are defined as follows:

Approval - written consent or written notice of nonobjection.
Associate - any  employee of Mellon Bank  Corporation  or its direct or indirect subsidiaries; does not include outside consultants or temporary help. Beneficial Ownership - securities owned of record or held in the associate's name are generally considered to be beneficially owned by the associate.

Securities held in the name of any other person are deemed to be beneficially owned by the associate if by reason of any contract, understanding, relationship, agreement or other arrangement, the associate obtains therefrom benefits substantially equivalent to those of ownership, including the power to vote, or to direct the disposition of, such securities. Beneficial ownership includes securities held by others for the associate's benefit (regardless of record ownership), e.g. securities held for the associate or members of the associate's immediate family, defined below, by agents, custodians, brokers, trustees, executors or other administrators; securities owned by the associate, but which have not been transferred into the associate's name on the books of the company; securities which the associate has pledged; or securities owned by a corporation that should be regarded as the associate's personal holding corporation. As a natural person, beneficial ownership is deemed to include securities held in the name or for the benefit of the associate's immediate family, which includes the associate's spouse, the associate's minor children and stepchildren and the associate's relatives or the relatives of the associate's spouse who are sharing the associate's home, unless because of countervailing circumstances, the associate does not enjoy benefits substantially equivalent to those of ownership. Benefits substantially equivalent to ownership include, for example, application of the income derived from such securities to maintain a common home, meeting expenses that such person otherwise would meet from other sources, and the ability to exercise a controlling influence over the purchase, sale or voting of such securities. An associate is also deemed the beneficial owner of securities held in the name of some other person, even though the associate does not obtain benefits of ownership, if the associate can vest or revest title in himself at once, or at some future time.

In addition, a person will be deemed the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time (within 60 days) including but not limited to any right to acquire: (1) through the exercise of any option, warrant or right; (2) through the conversion of a security; or (3) pursuant to the power to revoke a trust, nondiscretionary account or similar arrangement.

With respect to ownership of securities held in trust, beneficial ownership includes ownership of securities as a trustee in instances where either the associate as trustee or a member of the associate's "immediate family" has a vested interest in the income or corpus of the trust, the ownership by the associate of a vested beneficial interest in the trust and the ownership of securities as a settlor of a trust in which the associate as the settlor has the power to revoke the trust without obtaining the consent of the beneficiaries. Certain exemptions to these trust beneficial ownership rules exist, including an exemption for instances where beneficial ownership is imposed solely by reason of the associate being settlor or beneficiary of the securities held in trust and the ownership, acquisition and disposition of such securities by the trust is made without the associate's prior approval as settlor or beneficiary. "Immediate family" of an associate as trustee means the associate's son or daughter (including any legally adopted children) or any descendant of either, the associate's stepson or stepdaughter, the associate's father or mother or any ancestor of either, the associate's stepfather or stepmother and his spouse.

To the extent that stockholders of a company use it as a personal trading or investment medium and the company has no other substantial business, stockholders are regarded as beneficial owners, to the extent of their respective interests, of the stock thus invested or traded in. A general partner in a partnership is considered to have indirect beneficial ownership in the securities held by the partnership to the extent of his pro rata interest in the partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of an indirect interest in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935, a pension or retirement plan holding securities of an issuer whose employees generally are beneficiaries of the plan and a business trust with over 25 beneficiaries.

Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting requirements of the Securities Exchange Act of 1934 shall be deemed the beneficial owner of such security.

The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, while the associate may include security holdings of other members of his family, the associate may nonetheless disclaim beneficial ownership of such securities.

"Chinese Wall" Policy - procedures designed to restrict the flow of information within Mellon from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice. See CPP-903-2, Confidential Information and the Chinese Wall, for more information.

Corporation - Mellon Bank Corporation.
Dreyfus - The Dreyfus Corporation and its subsidiaries.
Dreyfus  Associate  -  any  employee  of  Dreyfus;   does  not  include  outside
  consultants or temporary help.
Exempt Securities - Exempt Securities are defined as:
o securities issued or guaranteed by the United States government or agencies or instrumentalities;
o bankers' acceptances;
o bank certificates of deposit and time deposits;
o commercial paper;
o repurchase agreements; and
o securities issued by open-end investment companies.
General  Counsel - General  Counsel of Mellon Bank  Corporation or any person to whom relevant authority is delegated by the General Counsel.
Index Fund - an investment company which seeks to mirror the performance of the general market by investing in the same stocks (and in the same proportion) as a broad-based market index.
Initial Public Offering (IPO) - the first offering of a company's securities to the public.

DEFINITIONS:

Investment  Company  - a  company  that  issues  securities  that  represent  an undivided interest in the net assets held by the company. Mutual funds are investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.
Manager of Corporate  Compliance - the associate  within the Risk Management and
  Compliance Department of Mellon Bank Corporation who is responsible for administering the Confidential Information and Securities Trading Policy, or any person to whom relevant authority is delegated by the Manager of Corporate Compliance.
Mellon  -  Mellon  Bank   Corporation   and  all  of  its  direct  and  indirect
  subsidiaries.
Naked Option - an option sold by the investor which obligates him or her to sell a security which he or she does not own.
Nondiscretionary  Trading Account - an account over which the associated  person has no direct or indirect control over the investment decision-making process. Option - a security which gives the investor the right but not the obligation to buy or sell a specific security at a specified price within a specified time. Preclearance Compliance Officer - a person designated by the Manager of
  Corporate Compliance, to administer, among other things, associates' preclearance request for a specific business unit.
Private Placement - an offering of securities that is exempt from registration under the Securities Act of 1933 because it does not constitute a public offering.
Senior  Management  Committee - the Senior  Management  Committee of Mellon Bank
  Corporation.
Short Sale - the sale of a security that is not owned by the seller at the time of the trade.

                                                          [OBJECT OMITTED]
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Chapter                                                   Document Number
  LEGAL AND REGULATORY                                      CPP-903-3
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Section                                                   Revised Date
  CONFIDENTIAL INFORMATION AND SECURITIES TRADING           6/14/99
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Subject                                                   Page Number
  Security Transactions by Employees                        1 of 6
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Issuing Department
  Legal
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POLICY:
Employees who engage in transactions involving Mellon securities should be aware of their unique responsibilities with respect to such transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety.

Purchases or sales by an employee of the securities of issuers with which Mellon does business, or other third party issuers, could result in liability on the part of such employee. Employees should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Employees should refer to the provisions under "Beneficial Ownership" below, which are equally applicable to the restrictions on transactions in other securities.

The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.
MELLON

SECURITIES: The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee could be expected to exercise influence or control (see provisions under "Beneficial Ownership" below for more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

Short Sales - Short sales of Mellon securities by employees are prohibited. Short Term Trading - Purchasing and selling, or selling and purchasing the same
  (equivalent) Mellon securities within 60 days is prohibited. For purposes of the 60-day holding period, securities will be equivalent if one is convertible into the other, if one entails a right to purchase or sell the other, or if the value of one is expressly dependent on the value of the other (e.g., derivative securities).

In cases of extreme hardship, employees (other than senior management) may obtain permission to dispose of Mellon securities acquired within 60 days of the proposed transaction, provided the transaction is pre-cleared with the Manager of Corporate Compliance and any profits earned are disgorged in accordance with procedures established by senior management. The Manager of Corporate Compliance reserves the right to suspend the 60-day holding period restriction in the event of severe market disruption.

Margin   Transactions  -  Purchasing  on  margin  of  Mellon's  publicly  traded securities by employees is prohibited. Margining Mellon securities in connect-ion with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securi-ties may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.
Option  Transactions - Option  transactions  involving  Mellon's publicly traded securities are prohibited.Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.
Major Mellon Events - Employees  who have  knowledge of major Mellon events that have not yet been announced are prohibited from buying and selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.
Mellon  Blackout  Period -  Employees  are  prohibited  from  buying or  selling
  Mellon's publicly traded securities during a blackout period, which begins the 16th day of the last month of each calendar quarter and ends three business days after Mellon publicly announces the financial results for that quarter. In cases of extreme hardship, employees (other than senior management) may request permission from the Manager of Corporate Compliance to dispose of Mellon securities during the blackout period.

PLAN: For purposes of the blackout period and the short-term trading rule, changing the investment in Mellon Common Stock accumulated pre-tax balance in the Mellon 401(k) plan will be treated as a purchase or sale of Mellon Stock. This means:

o Employees are prohibited from increasing or decreasing their accumulated pre-tax balance in Mellon Common Stock during the blackout period.
o Employees are prohibited from increasing their accumulated pre-tax balance in Mellon Common Stock and then decreasing it within 60 days.
o Employees are prohibited from decreasing their accumulated pre-tax balance in Mellon Common Stock and then increasing it within 60 days. However, changes to investments in Mellon Common Stock in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the 60-day rule (Note: This does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

Except for the above there are no other restrictions applicable to the 401(k) plan. This means, for example:

o Insider Risk and Investment Employees are not required to pre-clear any elections or changes made in their 401(k) account.
o There is no restriction on employees' changing their salary deferral contribution percentages with regard to either the blackout period or the 60-day rule.
o The regular salary deferral contribution to Mellon Common Stock in the 401(k) that takes place with each pay will not be considered a purchase for the purposes of either the blackout or the 60-day rule.

BENEFICIAL
OWNERSHIP:

The provisions discussed above apply to transactions in the employee's own name and to all other accounts over which the employee could be expected to exercise influence or control, including:

o accounts of a spouse, minor children or relatives to whom substantial support is contributed;
o accounts of any other member of the employee's household (e.g., a relative living in the same home);
o trust accounts for which the employee acts as trustee or otherwise exercises any type of guidance or influence;
o Corporate accounts controlled, directly or indirectly, by the employee;
o arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the employee; and
o any other account for which the employee is the beneficial owner (see CPP-903-1, Introduction and Definitions, for a complete legal definition of Beneficial Ownership).

OTHER
SECURITIES:

The following restrictions apply to all securities transactions by employees:

Credit or Advisory  Relationship - Employees may not buy or sell securities of a company if they are considering granting, renewing or denying any credit facility to that company or acting as an adviser to that company with respect to its securities. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in securities issued by open-end investment companies.
Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

OTHER
SECURITIES:

Front Running - Employees may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of Mellon's trading positions or plans.
Initial  Public  Offerings - Mellon  prohibits its employees  from acquiring any securities in an initial public offering ("IPO").
Margin Transactions - Margin trading is a highly leveraged and relatively risky method of investing that can create particular problems for financial services employees. For this reason, all employees are urged to avoid margin trading.

Prior to establishing a margin account, the employee must obtain the written permission of the Manager of Corporate Compliance. Any employee having a margin account prior to the effective date of these Policies must notify the Manager of Corporate Compliance of the existence of such account.

All employees having margin accounts, other than described below, must designate the Manager of Corporate Compliance as an interested party on that account. Employees must ensure that the Manager of Corporate Compliance promptly receives copies of all trade confirmations and statements relating to the account directly from the broker. If requested by a brokerage firm, please contact the Manager of Corporate Compliance to obtain a letter (sometimes referred to as a "407 letter") granting permission to maintain a margin account. Trade confirmations and statements are not required on margin accounts established at Dreyfus Investment Services Corporation for the sole purpose of cashless exercises of employee stock options. In addition, products may be offered by a broker/dealer that, because of their characteristics, are considered margin accounts but have been determined by the Manager of Corporate Compliance to be outside the scope of these Policies (e.g., a Cash Management Account that provides overdraft protection for the customer). Any questions regarding the establishment, use and reporting of margin accounts should be directed to the Manager of Corporate Compliance (Refer to Exhibits B1 and B2 in the Confidential Information and Securities Trading Policy booklet for an example of an instruction letter to a broker).

OTHER
SECURITIES:

Material  Nonpublic   Information  -  Employees  possessing  material  nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.
Naked  Options,  Excessive  Trading  - Mellon  discourages  all  employees  from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed excessive or in trading that could interfere with an employee's job responsibilities.
Private  Placements - Employees are prohibited  from acquiring any security in a private placement unless they obtain the prior written approval of the Pre-clearance Compliance Officer (applicable only to Investment Employees as defined in PP-903-4, Classification of Employees), Manager of Corporate Compliance and the employee's department head. Approval must be given by all appropriate aforementioned persons for the acquisition to be considered approved. After receipt of the necessary approvals and the acquisition, employees are required to disclose that investment when they participate in any subsequent consideration of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.
Scalping - Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading positions or plans or Mellon's forthcoming investment recommendations.
Short-Term  Trading - Employees are discouraged from purchasing and selling,  or from selling and purchasing, the same (or equivalent) securities within 60 calendar days. With respect to Investment Employees only as defined in CPP-903-4 (Classification of Employees), any profits realized on such short-term trades must be disgorged in accordance with procedures established by senior management.

                                                          [OBJECT OMITTED]
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Chapter                                                   Document Number
  LEGAL AND REGULATORY                                      CPP-903-4 (A)
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Section                                                   Revised Date
  CONFIDENTIAL INFORMATION AND SECURITIES TRADING           10/2/95
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Subject                                                   Page Number
  Requirements Applicable to Insider Risk Associates Only   8 of 8
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Issuing Department
  Legal Affairs
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POLICY:

No Insider Risk Associate may engage in or recommend any securities transaction that places, or appears to place, his or her own interests above those of any customer to whom investment services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.

EFFECTIVE
DATE:

The following restrictions will be effective upon adoption of Corporate Policies CPP-903, 1-5. Securities of financial services organizations properly acquired before the later of the effective date of these Policies or the date of hire may be maintained or disposed of at the owner's discretion.

Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend reinvestment program (DRIP) are not subject to this prohibition, provided your election to participate in the DRIP predates the later of the effective date of these Policies or date of hire. Optional cash purchases through a DRIP are subject to this prohibition.

Within 30 days of the later of the effective date of these Policies or date of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate Compliance. Periodically, you will be asked to file an updated disclosure of all your holdings of securities of financial services organizations.

DEFINITIONS:

Security Issued by a Financial Services Organization - any security issued by:

o                                           o
  *COMMERCIAL BANKS (OTHER THAN MELLON)       BANK HOLDING COMPANIES (OTHER THAN
                                              MELLON)
o                                           o
  *THRIFTS                                    SAVINGS AND LOAN ASSOCIATIONS
o                                           o
  *INSURANCE COMPANIES                        BROKER/DEALERS
o                                           o
  *INVESTMENT ADVISORY COMPANIES              TRANSFER AGENTS
o                                           o
  *SHAREHOLDER SERVICING COMPANIES            OTHER DEPOSITORY INSTITUTIONS

DEFINITIONS:

The term "securities issued by a financial services organization" does not include securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

RESTRICTIONS:

You are prohibited from acquiring any security issued by a financial services organization if you are:

o a member of the Mellon Senior Management Committee. For purposes of this restriction only, this prohibition also applies to those members of the Mellon Senior Management Committee who are considered Investment Associates.
o employed in any of the following departments of a Mellon entity other than Dreyfus (see CPP-903-1, Introduction and Definitions, for definition of "Dreyfus"):
o                                           o
 * STRATEGIC PLANNING                          FINANCE
o                                           o
 * INSTITUTIONAL BANKING                       LEGAL
o an associate specifically designated by the Manager of Corporate Compliance and informed that this prohibition is applicable to you.

PRECLEARANCE
REQUIREMENT:

All Insider Risk Associates must notify the Manager of Corporate Compliance in writing and receive preclearance before they engage in any purchase or sale of a security. Insider Risk Associates should refer to the provisions under "Beneficial Ownership" (See CPP-903-3), which are equally applicable to these provisions.

Exemptions from Requirement to Preclear - Preclearance is not required for the following transactions:

o purchases or sales of Exempt Securities (see CPP-903-1,

Introduction and Definitions);

o purchases or sales of municipal bonds;
o purchases or sales effected in any account over which an associate has no direct or indirect control over the investment decision-making process (e.g., nondiscretionary trading accounts). Nondiscretionary trading accounts may only be maintained, without being subject to preclearance procedures, when the Manager of Corporate Compliance, after a thorough review, is satisfied that the account is truly nondiscretionary;
o transactions that are non-volitional on the part of an associate (such as stock dividends);
o the sale of stock received upon the exercise of an associate stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance);
o the automatic reinvestment of dividends under a DRIP (preclearance is required for optional cash purchases under a DRIP);
o purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer;
o sales of rights acquired from an issuer, as described above; and/or

PRECLEARANCE
REQUIREMENT:

o those situations where the Manager of Corporate Compliance determines, after taking into consideration the particular facts and circumstances, that prior approval is not necessary.

REQUESTS FOR
PRECLEARANCE:

All requests for preclearance for a securities transaction shall be submitted to the Manager of Corporate Compliance by completing a Preclearance Request Form (refer to Exhibit C1 in the Confidential Information and Securities Trading Policy booklet).

The Manager of Corporate Compliance will notify the Insider Risk Associate whether the request is approved or denied, without disclosing the reason for such approval or denial.

Notifications may be given in writing or verbally by the Manager of Corporate Compliance to the Insider Risk Associate. A record of such notification will be maintained by the Manager of Corporate Compliance. However, it shall be the responsibility of the Insider Risk Associate to obtain a written record of the Manager of Corporate Compliance's notification within 24 hours of such notification. The Insider Risk Associate should retain a copy of this written record.

As there could be many reasons for preclearance being granted or denied, Insider Risk Associates should not infer from the preclearance response anything regarding the security for which preclearance was requested.

Although making a preclearance request does not obligate an Insider Risk Associate to do the transaction, it should be noted that:

o preclearance authorization will expire at the end of the third business day after it is received (the day authorization is granted is considered the first business day);
o preclearance requests should not be made for a transaction that the Insider Risk Associate does not intend to make; and
o Insider Risk Associates should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request. Every Insider Risk Associate must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the Manager of Corporate Compliance. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

RESTRICTED
LIST:

The Manager of Corporate Compliance will maintain a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for Insider Risk Associates. Restricted List(s) will not be distributed outside of the Risk Management and Compliance Department. From time to time, such trading restrictions may be appropriate to protect Mellon and its Insider Risk Associates from potential violations, or the appearance of violations, of securities laws.

The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information to avoid unwarranted inferences.

To assist the Manager of Corporate Compliance in identifying companies that may be appropriate for inclusion on the Restricted List, the department heads of sections in which Insider Risk Associates are employed will inform the Manager of Corporate Compliance in writing of any companies they believe should be included on the Restricted List, based upon facts known or readily available to such department heads. Although the reasons for inclusion on the Restricted List may vary, they could typically include the following:

o Mellon is involved as a lender, investor or adviser in a merger, acquisition or financial restructuring involving the company;
o Mellon is involved as a selling shareholder in a public distribution of the company's securities;
o Mellon is involved as an agent in the distribution of the company's securities;
o Mellon has received material nonpublic information on the company;
o Mellon is considering the exercise of significant creditors' rights against the company; or
o The company is a Mellon borrower in Credit Recovery. Department heads of sections in which Insider Risk Associates are employed are also responsible for notifying the Manager of Corporate Compliance in writing of any change in circumstances making it appropriate to remove a company from the Restricted List.

REQUIRED
REPORTING:

The following reports must be filed for personal securities transactions:

o Brokerage Accounts - All Insider Risk Associates are required to instruct their brokers to submit directly to the Manager of Corporate Compliance copies of all trade confirmations and statements relating to their account (refer to Exhibit B1 in the Confidential Information and Securities Trading Policy booklet).
o Report of Transactions in Mellon Securities - Insider Risk Associates must also report in writing to the Manager of Corporate Compliance within ten calendar days whenever they purchase or sell Mellon securities if the transaction was not through a brokerage account as described above. Purchases and sales of Mellon securities include the following:
o DRIP Optional Cash Purchases - Optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan (the "Mellon DRIP").
o Stock Options - The sale of stock received upon the exercise of an associate stock option unless the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance).

It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan and the receipt or exercise of options under Mellon's Long-Term Profit Incentive Plan are not considered purchases or sales for the purpose of this reporting requirement (refer to Exhibit A in the Confidential Information and Securities Trading booklet).

CONFIDENTIAL
TREATMENT:

The Manager of Corporate Compliance will use his or her best efforts to assure that all requests for preclearance, all personal securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under this Policy.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  LEGAL AND REGULATORY                                      CPP-903-4 (B)
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CONFIDENTIAL INFORMATION AND SECURITIES TRADING           10/2/95
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Requirements Applicable to Investment Associates Only     9 of 9
--------------------------------------------------------------------------------
Issuing Department
  Legal Affairs
--------------------------------------------------------------------------------

POLICY:

Because of their particular responsibilities, Investment Associates are subject to different preclearance and personal securities reporting requirements as discussed below. No Investment Associate may recommend a securities transaction for a Mellon customer to whom a fiduciary duty is owed, or for Mellon, without disclosing any interest he or she has in such securities or issuer (other than an interest in publicly traded securities where the total investment is equal to or less than $25,000), including:

o any direct or indirect beneficial ownership of any securities of such issuer;
o any contemplated transaction by the Investment Associate in such securities;
o any position with such issuer or its affiliates; and
o any present or proposed business relationship between such issuer or its affiliates and the Investment Associate or any party in which the Investment Associate has a beneficial ownership interest (see "Beneficial Ownership" in CPP-903-3).

RESTRICTIONS:

The following restrictions apply to all Investment Associates:

o Portfolio Information - No Investment Associate may divulge the current portfolio positions, or current or anticipated portfolio transactions,programs or studies, of Mellon or any Mellon customer to anyone unless it is properly within his or her job responsibilities to do so.
o Material Nonpublic Information - No Investment Associate may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities. No Investment Associate may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.
o Short-Term Trading - Any Investment Associate who purchases and sells, or sells and purchases, the same (or equivalent) securities within any 60-calendar-day period is required to disgorge all profits realized on such transaction in accordance with procedures established by senior management. For this purpose, securities will be deemed to be equivalent if one is convertible into the other, if one entails a right to purchase or sell the other, or if the value of one is expressly dependent on the value of the other (e.g., derivative securities).

In addition to the previous restrictions, the following restrictions apply only to Dreyfus Associates and Associates of Mellon Entities Registered Under The Investment Advisers Act of 1940 (i.e.,"40 Act Associates"):

o Outside Activities - No 40 Act associate may serve on the board of directors/trustees or as a general partner of any publicly traded company (Other than Mellon) without the prior approval
o the Manager of Corporate Compliance.
o Gifts - All 40 Act associates are prohibited from accepting gifts from outside companies, or their representatives, with an exception for gifts of (1) a de minimis value and (2) an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment for the 40 Act associate and, if appropriate, a guest, which is neither so frequent nor extensive as to raise any question of impropriety. A gift shall be considered de minimis if it does not exceed an annual amount per person fixed periodically by the National Association of Securities Dealers, which is currently $100 per person.
o Blackout Period - 40 Act associates will not be given clearance to execute a transaction in any security that is being considered for purchase or sale by an affiliated investment company, managed account or trust, for which a pend-ing buy or sell order for such affiliated account is pending, and for two business days after the transaction in such security for such affiliated account has been effected. This provision does not apply to transactions effected or contemplated by index funds.

In addition, portfolio managers for the investment companies are prohibited from buying or selling a security within seven calendar days before and after such investment company trades in that security. Any violation of the foregoing will require the violator to disgorge all profit realized with respect to such transaction.

PRECLEARANCE
REQUIREMENT:

All Investment Associates must notify the Preclearance Compliance Officer in writing and receive preclearance before they engage in any purchase or sale of a security. Exemptions from Requirement to Preclear - Preclearance is not required for the following transactions:

o purchases or sales of "Exempt Securities" (see CPP-903-1, Definitions);
o purchases or sales effected in any account over which an associate has no direct or indirect control over the investment decision-making process (i.e., nondiscretionary trading accounts). Nondiscretionary trading accounts may only be maintained, without being subject to preclearance procedures, when the Preclearance Compliance Officer, after a thorough review, is satisfied that the account is truly nondiscretionary;
o transactions which are non-volitional on the part of an associate (such as stock dividends);
o the sale of stock received upon the exercise of an associate stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the manager of Corporate Compliance);
o purchases which are part of an automatic reinvestment of dividends under a DRIP (Preclearance is required for optional cash purchases under a DRIP);
o purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer;
o sales of rights acquired from an issuer,  as described  above;  and/or
o those situations where the Preclearance Compliance Officer determines, after taking into consideration the particular facts and circumstances, that prior approval is not necessary.

 REQUESTS FOR PRECLEARANCE:

All requests for preclearance for a securities transaction shall be submitted to the Preclearance Compliance Officer by completing a Preclearance Request Form (refer to the Confidential Information and Securities Trading Policy booklet for the following Exhibits: Investment Associates other than Dreyfus associates are to use the Preclearance Request Form shown in Exhibit C1. Dreyfus associates are to use the Preclearance Request Form shown in Exhibit C2).

The Preclearance Compliance Officer will notify the Investment Associate whether the request is approved or denied without disclosing the reason for such approval or denial.

Notifications may be given in writing or verbally by the Preclearance Compliance Officer to the Investment Associate. A record of such notification will be maintained by the Preclearance Compliance Officer. However, it shall be the responsibility of the Investment Associate to obtain a written record of the Preclearance Compliance Officer's notification within 24 hours of such notification. The Investment Associate should retain a copy of this written record.

As there could be many reasons for preclearance being granted or denied, Investment Associates should not infer from the preclearance response anything regarding the security for which preclearance was requested.

Although making a preclearance request does not obligate an Investment Associate to do the transaction, it should be noted that:

o preclearance authorization will expire at the end of the day on which preclearance is given;
o preclearance requests should not be made for a transaction that the Investment Associate does not intend to make; and
o Investment Associates should not discuss with anyone else, inside or outside Mellon, the response the Investment Associate received to a preclearance request.

Every Investment Associate must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures, consult the Preclearance Compliance Officer. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

RESTRICTED LIST:

Each Preclearance Compliance Officer will maintain a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for Investment Associates in their area. From time to time, such trading restrictions may be appropriate to protect Mellon and its Investment Associates from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information in order to avoid unwarranted inferences.

In order to assist the Preclearance Compliance Officer in identifying companies that may be appropriate for inclusion on the Restricted List, the head of the entity/department/area in which Investment Associates are employed will inform the appropriate Preclearance Compliance Officer in writing of any companies that they believe should be included on the Restricted List based upon facts known or readily available to such department heads.

REQUIRED
REPORTING:

The following reports must be filed for personal securities transactions:

o Brokerage Accounts - All Investment Associates are required to instruct their brokers to submit directly to the Manager of Corporate Compliance copies of all trade confirmations and statements relating to their account (refer to Exhibits B1 and B2 in the Confidential Information and Securities Trading Policy booklet).
o Report of Transactions in Mellon Securities - Investment Associates must also report in writing to the Manager of Corporate Compliance within ten calendar days whenever they purchase or sell Mellon securities if the transaction was not through a brokerage account as described above. Purchases and sales of Mellon securities include the following:
o DRIP Optional Cash Purchases - Optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan (the "Mellon DRIP").
o Stock Options - The sale of stock received upon the exercise of an associate stock option unless the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance).

It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan, and the receipt or exercise of options under Mellon's Long-Term Profit Incentive Plan are not considered purchases or sales for the purpose of this reporting requirement (refer to Exhibit A in the Confidential Information and Securities Trading Policy booklet).

o Statement of Securities Holdings - Within ten days of becoming an Investment Associate and on an annual basis thereafter, all Investment Associates must submit to the Manager of Corporate Compliance a statement of all securities in which they presently have any direct or indirect beneficial ownership other than Exempt Securities, as defined in the CPP-903-1, Definitions.
o Investment Associates should refer to "Beneficial Ownership" (CPP-903-3) which is also applicable to Investment Associates (refer to Exhibit D in the Confidential Information and Securities Trading Policy booklet for Statement Format). The annual report must be submitted by January 31 and must report all securities holdings other than Exempt Securities. The annual statement of securities holdings contains an acknowledgment that the Investment Associate has read and complied with this Policy.
o Special Requirement with Respect to Affiliated Investment Companies - The portfolio managers, research analysts and other Investment Associates specifically designated by the Manager of Corporate Compliance are required within ten calendar days of becoming an Investment Associate (and by no later than ten calendar days after the end of each calendar quarter) to report every transaction in the securities issued by an affiliated investment company occurring in an account in which the Investment Associate has a beneficial ownership interest. The quarterly reporting requirement may be satisfied by notifying the Manager of Corporate Compliance of the name of the investment company, account name and account number for which such quarterly reports must be submitted.

CONFIDENTIAL
TREATMENT:

The Preclearance Compliance Officer will use his or her best efforts to assure that all requests for preclearance, all personal securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies, and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under this Policy. Documents received from Dreyfus associates are also available for inspection by the boards of directors of Dreyfus and by the boards of directors(or trustees or managing general partners, as applicable) of the investment companies managed or administered by Dreyfus.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  LEGAL AND REGULATORY                                      CPP-903-4 (C)
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CONFIDENTIAL INFORMATION AND SECURITIES TRADING           10/2/95
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Requirements Applicable to Other Associates Only          4 of 4
--------------------------------------------------------------------------------
Issuing Department
  Legal Affairs
--------------------------------------------------------------------------------

POLICY:
Except for private placements, Other Associates are permitted to engage in personal securities transactions without obtaining prior approval from the Manager of Corporate Compliance. Other Associates are not required to report their personal securities transactions other than margin transactions and transactions involving Mellon securities as discussed herein.

RESTRICTIONS:

The following restrictions apply to all Other Associates:

o Margin Transactions - Prior to establishing a margin account, Other Associates must obtain the written permission of the Manager of Corporate Compliance. Other Associates having a margin account prior to the effective date of this Policy must notify the Manager of Corporate Compliance of the existence of such account.

All associates having margin accounts, other than described below, must designate the Manager of Corporate Compliance as an interested party on each account. Associates must ensure that the Manager of Corporate Compliance promptly receives copies of all trade confirmations and statements relating to the accounts directly from the broker. If requested by a brokerage firm, please contact the Manager of Corporate Compliance to obtain a letter (sometimes referred to as a "407 letter") granting permission to maintain a margin account. Trade confirmations and statements are not required on margin accounts established at Dreyfus Investment Services Corporation for the sole purpose of cashless exercises of Mellon employee stock options. In addition, products may be offered by a broker/dealer that, because of their characteristics, are considered margin accounts but have been determined by the Manager of Corporate Compliance to be outside the scope of this Policy (e.g., a Cash Management account which provides overdraft protection for the customer). Any questions regarding the establishment, use and reporting of margin accounts should be directed to the Manager of Corporate Compliance (refer to Exhibit B1 in the Confidential Information and Trading

RESTRICTIONS:
(Cont.)

Securities booklet for an example of an instruction letter to a broker).

o Private Placements - Other Associates are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Manager of Corporate Compliance and the Associate's department head. Approval must be given by both of the aforementioned persons for the acquisition to be considered approved.

     As there could be many reasons for preclearance being granted or denied, Other Associates should not infer from the preclearance response anything regarding the security for which preclearance was requested.

     Although making a preclearance request does not obligate an Other Associate to do the transaction, it should be noted that:

o preclearance authorization will expire at the end of the third business day after it is received (the day authorization is granted is considered the first business day);
o preclearance requests should not be made for a transaction that the Other Associate does not intend to make; and
o Other Associates should not discuss with anyone else, inside or outside Mellon, the response the Investment Associate received to a preclearance request. Every Other Associate must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the Manager of Corporate Compliance.Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

PRECLEARANCE
REQUIREMENT:

Except for private placements, Other Associates are permitted to engage in personal securities transactions without obtaining prior approval from the Manager of Corporate Compliance (for preclearance of private placements, use the Preclearance Request Form shown in Exhibit C1of the Confidential Infromation and Securities Trading Policy booklet).

REQUIRED
REPORTING:

Other Associates are not required to report their personal securities transactions other than margin transactions and transactions involving Mellon securities as discussed below. Other Associates are required to instruct their brokers to submit directly to the Manager of Corporate Compliance copies of all confirmations and statements pertaining to margin accounts (refer to Exhibit B1 in the Confidential Information and Trading Securities booklet for an example of an instruction letter to a broker) :

o Report of Transactions in Mellon Securities - Other Associates must report in writing to the Manager of Corporate Compliance within ten calendar days whenever they purchase or sell Mellon securities. Purchases and sales of Mellon securities include the following:
o DRIP Optional Cash Purchases - Optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan (the "Mellon DRIP").
o Stock Options - The sale of stock received upon the exercise of an associate stock option unless the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance).

It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan and the receipt or exercise of options under Mellon's Long-Term Profit Incentive Plan are not considered purchases or sales for the purpose of this reporting requirement (refer to Exhibit A in the Confidential Information and Securities Trading Policy booklet for an example of the written report to the Manager of Corporate Compliance).

CONFIDENTIAL
TREATMENT:

The Manager of Corporate Compliance will use his or her best efforts to assure that all requests for preclearance, all personal securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies and other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under this Policy.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  CORPORATE OBJECTIVES AND STANDARDS                        CPP-102-1
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CODE OF CONDUCT                                           12/8/95
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Introduction and Responsibilities                         3 of 3
--------------------------------------------------------------------------------
Issuing Department
  Legal Affairs
--------------------------------------------------------------------------------

INTRODUCTION:

Today's financial services marketplace is filled with a host of new challenges, changes and opportunities. Amidst these changes, one constant guides Mellon Bank Corporation and will continue to be central to all that we do: the mandate for integrity.

Only by conducting ourselves and our business in accordance with the highest standards of legal, ethical and moral integrity can we achieve our vision of excellence and our goals for the future.

This Code of Conduct will familiarize you with the general guidelines of professional conduct expected from associates in their interactions with customers, prospective customers, competitors, suppliers, the communities we serve, and one another. As Mellon associates, we can settle for nothing less than full adherence to the Code.

Please read the Code carefully and retain it for your records. From time to time, you may be asked to certify in writing that you have followed the Code, so be sure you understand it. Appropriate officers should periodically reinforce the importance of the Code to their associates, pointing out provisions of particular relevance.

The penalty for violating any provision of this Code may be disciplinary action up to and including dismissal. In addition, all violations of criminal laws applicable to Mellon's business will be reported to the appropriate authorities for prosecution.

Certain topics addressed in this Code of Conduct are addressed in greater detail in Mellon's Confidential Information and Securities Trading Policies (CPP-903, 1-5). These topics include the treatment of confidential information, restrictions on securities trading by associates and the "Chinese Wall" policy.

If you have any questions about this Code, ask your supervisor or consult with Legal Affairs. If you suspect a violation of the Code of Conduct, contact the General Counsel or Chief Compliance Officer. All communications will be handled in a confidential manner.

INTRODUCTION

Terms frequently used in the Code are defined as follows:

o appropriate officer - head of the affected group, department or subsidiary o approval - formal written consent
o employee - any  employee of Mellon Bank Corporation or any of its subsidiaries
o Bank - any bank or savings and loan association subsidiary, direct or indirect, of Mellon Bank Corporation
o Chief Compliance Officer - Chief Compliance Officer of Mellon Bank Corporation
o Confidential Information and Securities Trading Policy - Mellon Bank Corporation's Confidential Information and Securities Trading Policies (CPP-903)
o Corporation - Mellon Bank Corporation
o General Counsel - General Counsel of Mellon Bank Corporation
o Mellon - Mellon Bank Corporation and all its subsidiaries and affiliates

YOUR
RESPONSIBILITIES:

As an associate, your personal conduct should reflect the highest professional standards of behavior. You are obliged to monitor your personal and professional affairs so as not to discredit yourself or Mellon. Your behavior at work reflects Mellon's ethics, so you are expected to:

o obey all laws and regulations that apply to Mellon's business
o avoid activities that could create conflicts of interest or even the appearance of conflicts of interest with Mellon; and
o respect the confidentiality of Mellon business information and information about those with whom Mellon has business relationships.

YOUR
RESPONSIBILITIES:

Details of the above obligations are presented in the remainder of this Code of Conduct. Remember, these standards and examples serve as guidelines.

Mellon has established the Questionable Activities Hotline (800-234-MELN, Ext. 4-8477) so associates may call to report suspected violations of the Code or criminal activity involving Mellon. Calls may be made anonymously.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  FINANCE AND ACCOUNTING                                    CPP-607-1
--------------------------------------------------------------------------------
Section                                                   Revised Date
  PROCUREMENT                                               5/4/98
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Policy                                                    1 of 2
--------------------------------------------------------------------------------
Issuing Department
  Corporate Services
--------------------------------------------------------------------------------

APPROVAL: To serve as a director, officer or general partner of an outside entity, obtain or renew approval as follows:

Responsibility
Employee Requesting
Approval Action

1. Complete an Outside Directorships and Offices Approval Form that can be obtained as follows:

o Send an e-mail request via MS Mail to Outside Directorships/Policy or via the Internet to odopolicy@mellon.com. An MS Word version of the form will be returned via e-mail.
o If e-mail is unavailable,  contact  Corporate  Compliance at (412) 234-1676 or
  (412) 236-1597. A form will be sent via interoffice mail.

2.   As needed, obtain the following additional information:

o If the outside entity has, or is seeking a credit facility with Mellon, attach a copy of the current exposure summary sheet and credit approval form. If the "Customer Risk Rating" is greater than 5, complete the "Justification for Approval" section (question number 22) of the Outside Directorships and Offices Approval Form.
o If Indemnification is being requested, complete the "Indemnification Request" section (question number 23) of the Outside Directorship and Offices Approval Form, documenting the benefits to Mellon for approval of the indemnification request.

  NOTE:   Missing   information   will  cause  the  form to be  returned  to the
  employee requesting approval.

3. Send the original completed approval form and any required attachments to Corporate Compliance in Pittsburgh (151-4340) for further processing and retain a copy.

Responsibility
Corporate Compliance
Action

4.   Review the form and obtain approval signatures, when required.

     Approvals are generally required for new applications to certain outside entities as follows:

     Chief Executive Office approval when the applicant is a member of the Senior Management Committee, and the outside entity:

o debtor of Mellon Bank Corporation or any of its subidiaries
o one for which the employee is seeking Indemnification

                Senior Management Committee member approval for:

o for-profit organization
o issue-oriented organization
o local government (including appointed offices)
o debtor of Mellon Bank Corporation or any of its subsidiaries
o one for which the employee is seeking Indemnification

                        Chief Risk Officer approval for:

o debtor of Mellon Bank Corporation or any of its subsidiaries
o one for which the employee is seeking Indemnification


Responsibility Action
Corporate Compliance

                         Corporate Affairs approval for:

o issue oriented organization
o local government (including appointed offices)
o high profile charitable organization
o national or high-visibility religious organization
o chamber of commerce or economic development authority
o school board (elementary,  high school, college, and university)
o hospital or health care  facility
o cultural organization (the arts, museums, historical societies, theaters, etc.)

5.   When processing is complete, send a copy of the form to the employee.

     This approval process does not constitute a request for, nor does it carry with it, indemnification. An employee will, however, have any protection, including indemnification and insurance, provided by the outside entity. Employees are encouraged to secure an understanding of the level of such protection provided by such entity. An employee will also be protected by any applicable limitations on the liability of a director or officer.

     Records - All original approved request forms are retained by Corporate Compliance in Pittsburgh.

     Annual Renewal - Annually, all employees serving as a director, officer, or general partner of an outside entity must renew their approvals. Renewals must be documented on an Outside Directorship and Offices Approval Form and submitted to Corporate Compliance.

APPROVAL:

     Annual Certification - Annually, as part of the year-end Code of Conduct certification, officers will be asked to certify that they have obtained all approvals required by this procedure and are otherwise in compliance with Corporate Policy and Procedure.

CHANGES:

     If at any time there are any material changes to the information represented on the original approval form, the employee must complete a new approval form, send the original to the Corporate Compliance in Pittsburgh, and retain a copy. If an employee is no longer serving as a director, officer or general partner of an outside entity, indicate so on a copy of the original approval form and send it to Corporate Compliance in Pittsburgh.

QUESTIONS:
     Direct questions concerning directorships or indemnification to the Chief Litigation Counsel at 412-234-1566.

                                                          [OBJECT OMITTED]
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Chapter                                                   Document Number
  EXTERNAL AFFAIRS AND COMMUNICATIONS                       CPP-806-1
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CUSTOMER INFORMATION                                      8/30/99
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Confidentiality of Customers' Accounts                    1 of 1
--------------------------------------------------------------------------------
Issuing Department
  Legal
--------------------------------------------------------------------------------

POLICY:

     Employees who engage in transactions involving Mellon securities should be aware of their unique responsibilities with respect to such transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety.

     Purchases or sales by an employee of the securities of issuers with which Mellon does business, or other third party issuers, could result in liability on the part of such employee. Employees should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Employees should refer to the provisions under "Beneficial Ownership" below, which are equally applicable to the restrictions on transactions in other securities.

     The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

MELLON
SECURITIES:

     The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee could be expected to exercise influence or control (see provisions under "Beneficial Ownership" below for more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

     Short Sales - Short sales of Mellon securities by employees are prohibited.

     Short Term Trading - Purchasing and selling, or selling and purchasing the same (equivalent) Mellon securities within 60 days is prohibited. For purposes of the 60-day holding period, securities will be equivalent if one is convertible into the other, if one entails a right to purchase or sell the other, or if the value of one is expressly dependent on the value of the other (e.g., derivative securities).

     In cases of extreme hardship, employees (other than senior management) may obtain permission to dispose of Mellon securities acquired within 60 days of the proposed transaction, provided the transaction is pre-cleared with the Manager of Corporate Compliance and any profits earned are disgorged in accordance with procedures established by senior management. The Manager of Corporate Compliance reserves the right to suspend the 60-day holding period restriction in the event of severe market disruption.

     Margin Transactions - Purchasing on margin of Mellon's publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.

     Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

     Major Mellon Events - Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying and selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

     Mellon Blackout Period - Employees are prohibited from buying or selling Mellon's publicly traded securities during a blackout period, which begins the 16th day of the last month of each calendar quarter and ends three business days after Mellon publicly announces the financial results for that quarter. In cases of extreme hardship, employees (other than senior management) may request permission from the Manager of Corporate Compliance to dispose of Mellon securities during the blackout period.

MELLON 401(k)

PLAN:
     For purposes of the blackout period and the short-term trading rule, changing the investment in Mellon Common Stock accumulated pre-tax balance in the Mellon 401(k) plan will be treated as a purchase or sale of Mellon Stock. This means:

o Employees are prohibited from increasing or decreasing their accumulated pre-tax balance in Mellon Common Stock during the blackout period.
o Employees are prohibited from increasing their accumulated pre-tax balance in Mellon Common Stock and then decreasing it within 60 days.
o Employees are prohibited from decreasing their accumulated pre-tax balance in Mellon Common Stock and then increasing it within 60 days. However, changes to investments in Mellon Common Stock in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the 60-day rule (Note: This does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

     Except for the above there are no other restrictions applicable to the 401(k) plan. This means, for example:

o Insider Risk and Investment Employees are not required to pre-clear any elections or changes made in their 401(k) account.
o There is no restriction on employees' changing their salary deferral contribution percentages with regard to either the blackout period or the 60-day rule.
o The regular salary deferral contribution to Mellon Common Stock in the 401(k) that takes place with each pay will not be considered a purchase for the purposes of either the blackout or the 60-day rule.

BENEFICIAL
OWNERSHIP:

The provisions discussed above apply to transactions in the employee's own name and to all other accounts over which the employee could be expected to exercise influence or control, including:

o accounts of a spouse, minor children or relatives to whom substantial support is contributed;
o accounts of any other member of the employee's household (e.g., a relative living in the same home);
o trust accounts for which the employee acts as trustee or otherwise exercises any type of guidance or influence;
o Corporate accounts controlled, directly or indirectly, by the employee;
o arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the employee; and
o any other account for which the employee is the beneficial owner (see CPP-903-1, Introduction and Definitions, for a complete legal definition of Beneficial Ownership).

OTHER
SECURITIES:

The following restrictions apply to all securities transactions by employees:

Credit or Advisory Relationship - Employees may not buy or sell securities of a company if they are considering granting, renewing or denying any credit facility to that company or acting as an adviser to that company with respect to its securities. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in securities issued by open-end investment companies.

Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.


OTHER
SECURITIES:

Front Running - Employees may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of Mellon's trading positions or plans.

Initial Public Offerings - Mellon prohibits its employees from acquiring any securities in an initial public offering ("IPO").

Margin Transactions - Margin trading is a highly leveraged and relatively risky method of investing that can create particular problems for financial services employees. For this reason, all employees are urged to avoid margin trading.

Prior to establishing a margin account, the employee must obtain the written permission of the Manager of Corporate Compliance. Any employee having a margin account prior to the effective date of these Policies must notify the Manager of Corporate Compliance of the existence of such account.

All employees having margin accounts, other than described below, must designate the Manager of Corporate Compliance as an interested party on that account. Employees must ensure that the Manager of Corporate Compliance promptly receives copies of all trade confirmations and statements relating to the account directly from the broker. If requested by a brokerage firm, please contact the Manager of Corporate Compliance to obtain a letter (sometimes referred to as a "407 letter") granting permission to maintain a margin account. Trade confirmations and statements are not required on margin accounts established at Dreyfus Investment Services Corporation for the sole purpose of cashless exercises of employee stock options. In addition, products may be offered by a broker/dealer that, because of their characteristics, are considered margin accounts but have been determined by the Manager of Corporate Compliance to be outside the scope of these Policies (e.g., a Cash Management Account that provides overdraft protection for the customer). Any questions regarding the establishment, use and reporting of margin accounts should be directed to the Manager of Corporate Compliance (Refer to Exhibits B1 and B2 in the Confidential Information and Securities Trading Policy booklet for an example of an instruction letter to a broker).

Material Nonpublic Information - Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

Naked Options, Excessive Trading - Mellon discourages all employees from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed excessive or in trading that could interfere with an employee's job responsibilities.

Private Placements - Employees are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Pre-clearance Compliance Officer (applicable only to Investment Employees as defined in CPP-903-4, Classification of Employees), Manager of Corporate Compliance and the employee's department head. Approval must be given by all appropriate aforementioned persons for the acquisition to be considered approved. After receipt of the necessary approvals and the acquisition, employees are required to disclose that investment when they participate in any subsequent consideration of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.

Scalping - Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading positions or plans or Mellon's forthcoming investment recommendations.

Short-Term Trading - Employees are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within 60 calendar days. With respect to Investment Employees only as defined in CPP-903-4 (Classification of Employees), any profits realized on such short-term trades must be disgorged in accordance with procedures established by senior management.

                                                          [OBJECT OMITTED]
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Chapter                                                   Document Number
  SECURITY AND PROTECTION                                   CPP-1003-1
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Section                                                   Revised Date
  FRAUD                                                     8/10/98
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Subject                                                   Page Number
  Policy For Reporting Known or Suspected Internal/         1 of 1
  External Crimes/Incidents
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Issuing Department
  Audit and Risk Review
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POLICY:
RESPONSIBILITIES:

It is the Corporation's policy that all known or suspected internal/external crimes/incidents or Code of Conduct violations must be reported and thoroughly investigated. All Employees are responsible for immediately reporting any known or suspected internal/external crimes/incidents or Code of Conduct violations to the Audit and Risk Review Department.

Audit and Risk Review Department is responsible for investigating all reported incidents of internal/external crime or Code of Conduct violations throughout the Corporation (with the exception of consumer credit card fraud). Also, the Audit and Risk Review Department is responsible for issuing required written reports to regulatory and law enforcement agencies, and to the appropriate managers.

Legal Department is responsible for reviewing all written reports to regulatory and law enforcement agencies prior to issuance.
Corporate Policies & Procedures Manual

                                                          [OBJECT OMITTED]
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Chapter                                                   Document Number
  SECURITY AND PROTECTION                                   CPP-1003-1(A)
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Section                                                   Revised Date
  FRAUD                                                     8/10/98
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Subject                                                   Page Number
  Procedure For Reporting Known or Suspected Internal/      3 of 2
  External Crimes/Incidents
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Issuing Department
  Audit and Risk Review
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REPORTABLE
CRIMES/INCIDENTS:

Any known or suspected internal/external crimes/incidents or Code of Conduct violations must be reported to the Audit and Risk Review Department. These crimes/incidents include:

o any known or suspected dishonesty (e.g. theft, embezzlement, check-kite, loan fraud, computer fraud, misappropriation)
o any mysterious disappearance or unexplained shortage of corporate funds or other assets
o any known or suspected criminal activity or pattern of activity in violation of any section of U.S. Code, State Code, or applicable regulation, regardless of amount, where the Corporation is an actual or potential victim
o any known or suspected criminal activity or pattern of criminal activity involving financial transactions conducted through the Corporation or where the Corporation is used to facilitate a criminal transaction, even if the Corporation is not an actual or potential victim (e.g., Bank Secrecy Act violations)

NOTE: Incidents involving robbery, burglary, vandalism, mischief, bomb threats, extortion, and kidnapping are not covered by this procedure. These incidents must be reported directly to the entity's Corporate Security representative. Also, credit card fraud incidents which do not involve employees are not covered by this procedure. These incidents must be reported to the Security Unit, Credit Card Department, Mellon Bank (DE).

REPORTING
PROCESS:

Report by telephone known or suspected internal/external crimes/incidents to the following Audit and Risk Review Department locations:

o Mellon Bank (DE), Commonwealth and Northeast PA banking regions and Mellon/PSFS - Report to the Audit and Risk Review Department, Investigations, Mellon/PSFS (215-553-4278).
o Mellon Bank (MD) and Western, Central and Northern PA banking regions - Report to the Audit and Risk Review Department, Investigations, Western Region (412-234-7426).
o The Boston Company and The Dreyfus Corporation - Report to the Audit and Risk Review Department, Investigations, The Boston Company (617-722-7454).
o All other entities - Report to the Audit and Risk Review Department, Investigations, Western Region (412-234-7426).

Anonymously Reporting - If an employee has knowledge of known or suspected internal/external crimes/incidents or Code of Conduct violations but wishes to remain anonymous, they can contact the "Questionable Activities Hot Line" at 1-800-234-MELN, extension 4-8477.

The Audit and Risk Review Department's Corporate Investigation Section monitors all calls made on the Hot Line and will conduct thorough investigations as appropriate based on the information provided. If the call involves a routine grievance or other Human Resources related issue, the caller will be encouraged to contact his/her supervisor or Human Resources representative.

RESTITUTION:

Restitution terms agreed upon in the course of an investigation will be turned over to the appropriate collections area within the entity. Monitoring of these obligations will be performed in accordance with established procedures at that entity.

INCIDENT
DOCUMENTATION:

Audit and Risk Review Department is responsible for documentation of incidents that are reported. Because of the confidentiality of such matters, documentation should not be prepared or maintained outside the Audit and Risk Review Department except on the instructions of Audit and Risk Review or the Legal Department.

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Chapter                                                   Document Number
  CORPORATE OBJECTIVES AND STANDARDS                        CPP-102-2
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Section                                                   Revised Date
  CODE OF CONDUCT                                           12/8/95
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Subject                                                   Page Number
  Obeying Laws and Regulations                              5 of 4
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Issuing Department
  Legal Affairs
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OVERVIEW:

In business, a conflict of interest is generally defined as a single person or entity having two or more interests that are inconsistent. You should not cause Mellon or yourself to have a conflict of interest. You should be particularly sensitive to situations involving family or household members. In your case, a conflict of interest occurs when you allow any interest, activity or influence outside of Mellon to:

o influence  your  judgment  when  acting on behalf of Mellon
o compete  against Mellon in any  business  activity
o divert  business  from Mellon
o diminish the efficiency  with which you perform your regular duties
o harm or impair Mellon's financial or professional reputation; or
o benefit you at the expense of Mellon

As an associate, you are not permitted to participate in any activity that causes a conflict of interest or gives the appearance of a conflict of interest. Areas frequently involved in conflicts of interest and examples of prohibited activities are described below.

If you believe that you have, or may be perceived to have, a conflict of interest, you must disclose that conflict in writing to the Chief Compliance Officer. The Chief Compliance Officer must keep copies of all such disclosures.

INVESTMENTS
THAT REQUIRE
APPROVAL:

In addition to the requirements contained in the Confidential Information And Securities Trading Policies (CPP-903, 1-5), you are required to obtain approval from the Chief Compliance Officer

o before you invest in a business enterprise if you have responsibilities for providing services to, or purchasing goods and services from, that business enterprise on behalf of Mellon; or
o to hold an investment in a business enterprise if you are assigned responsibility for providing services to, or purchasing goods and services from, that business enterprise on Mellon's behalf after you have made your investment.

SELF-DEALING:

To further avoid conflicts of interest, you are restricted from becoming involved in certain business dealings with Mellon. As an associate, you are prohibited from:

o directly or indirectly buying assets from (other than assets being offered to the public or associates generally), or selling assets to, Mellon or any account for which Mellon acts as a fiduciary unless you have prior consent from the appropriate officer or you have court or regulatory approval as required
o representing Mellon in any activity (whether an internal Mellon activity or a transaction between Mellon and a third party) requiring your judgment or discretion which affects a person or organization in which you have a material interest, financial or otherwise. For example, you are prohibited from representing Mellon in lending money to a relative or close personal friend because it might impair or appear to impair your professional judgment or the performance of your duties, or from giving credit approval to loans made by an associate who is your spouse because it might impact your spouse's incentive compensation or performance appraisal
o representing any non-Mellon company in any transaction with Mellon that involves the exercise of discretion by either party

MONITORING
OUTSIDE
ACTIVITIES:

As an associate, you are expected to avoid any outside interest or activity that will interfere with your duties. Generally, your outside interests or activities should not:

o significantly  encroach  on time or  attention  you  devote to your  duties
o adversely  affect the quality of your work
o compete with Mellon's  activities
o involve any significant use of Mellon's equipment, facilities or supplies
o imply Mellon's sponsorship or support (for example, through the use of Mellon stationery for personal purposes)
o adversely affect the reputation of Mellon

LIMITING
OUTSIDE
EMPLOYMENT:

While an associate, you may not accept outside employment as a representative who prepares, audits, or certifies statements or documents pertinent to Mellon's business.

In addition, you must obtain approval from the Chief Compliance Officer before you accept employment as a broker, contractor or agent who engages in real estate transactions such as negotiating and selling mortgages for others, appraising property or collecting rents; or as an attorney, tax or investment counselor or insurance broker or agent

If you are a Bank associate, you may be prohibited by federal law from participating in "interlocking affiliations," that is, dual service as an associate of an organization that is primarily engaged in the issue, flotation, underwriting, public sale or distribution of stocks, bonds or other securities; as a director, officer or employee of any commercial bank, banking association, trust company, savings and loan or savings bank not owned by Mellon; or as a director or officer of a registered public utility holding company or subsidiary.

PURCHASING
REAL ESTATE:

Because certain subsidiaries of the Corporation are engaged in real estate activities, any real estate transaction you make must be scrutinized to make certain it is not competitive with Mellon activities.

Unless you receive prior approval from the Chief Compliance Officer, or the purchase is made in a public auction in which Mellon is not competing, you should not directly or indirectly:

o purchase commercial real estate from, or sell it to, a current or known potential Mellon customer
o purchase any real estate with a mortgage on which Mellon is foreclosing or on which you know Mellon is planning to foreclose
o bid on or purchase any real estate that you know Mellon is considering or is likely to consider purchasing

ACCEPTING
HONORARIA:

Neither you nor any member of your immediate family may accept cash honoraria for your public speaking or writing services on Mellon's behalf. If a cash honorarium is tendered you should donate it to the Mellon Bank Foundation, request that it be donated to a charity of your choice, or turn it over to the Finance Department. You may accept noncash honoraria of modest value (not to exceed $100). You also may accept reimbursement of related expenses subject to the approval of the Chief Compliance Officer. You should check with the Tax Group to ensure proper tax treatment.

ACCEPTING
FIDUCIARY
APPOINTMENTS:

A fiduciary appointment is an appointment as an administrator, executor, guardian, custodian for a minor, trustee or managing agent. Unless you are acting on behalf of a member of your family or you have obtained approval from the Chief Compliance Officer, you may not accept a fiduciary or co-fiduciary appointment. You also may not act as deputy or co-tenant of a safe deposit box, or act as agent or attorney-in-fact (including signer or co-owner) on a customer's account.

Even if you are acting on behalf of a family member or receive approval to act as fiduciary or co-fiduciary, you are expected to follow these guidelines:

o Avoid any representations that you are performing (or have access to) the same professional services that are performed by a bank.
o Do not accept a fee for acting as co-fiduciary with a bank unless you receive approval from the board of directors of that bank.
o Do not permit your appointment to interfere with the time and attention you devote to your job responsibilities.

PARTICIPATING IN
CIVIC AFFAIRS:

You are encouraged to take part in charitable, educational, fraternal or other civic affairs, as long as such affairs do not interfere or conflict with your responsibilities at Mellon. However, you should review the requirements of "SERVING AS OUTSIDE DIRECTOR OR OFFICER" below as they may apply to your participation in civic affairs. You should not imply Mellon's sponsorship or support of any outside event or organization without the approval of the Chief Executive Officer of your entity or the Chief Executive Officer's delegate.

SERVING AS
OUTSIDE DIRECTOR
OR OFFICER:

In view of the potential conflicts of interest and the possible liability for both Mellon and you, you are urged to be cautious when considering service as an officer, general partner or director of any non-Mellon entity. Before agreeing to such service you should review and comply with the Corporate Policy, CPP-805-1, Serving As A Director/Officer Of An Outside Entity, which requires approval to hold certain outside offices and directorships. Approvals granted under this Policy do not constitute requests by Mellon to serve, nor do they carry with them indemnification. This Policy may be obtained from your department head or the Finance department.

While you are serving as an officer, general partner or director of an outside entity, you should:

o not attempt to influence or take part in any vote or decision that may lead to the use of a Mellon product or service by the outside entity, or result in the conferring of some special benefit to Mellon by the outside entity and see
  that the  outside   entity's   records  reflect  your  abstention
o relinquish any responsibility you may have for any Mellon relationship with the outside entity
o be satisfied that the outside entity conducts its affairs lawfully, ethically and in accordance with prudent management and financial practices
o comply with the annual approval requirements as detailed in CPP-805-1, Serving As A Director/Officer Of An Outside Entity.

Any employee serving as a treasurer of a public organization such as a school district, borough or other similar governmental entity, must consult Legal Affairs for further guidelines.

PARTICIPATING
IN POLITICAL
ACTIVITIES:

Mellon encourages you to keep informed concerning political issues and candidates and to take an active interest in political affairs. If you do participate in any political activity, however, you may not act as a representative of Mellon unless you are specifically authorized in writing to do so by the Chief Executive Officer of the Corporation.

PARTICIPATING
IN POLITICAL
ACTIVITIES:

As explained in CPP-102-2, Obeying Laws and Regulations, it is unlawful to use Corporate funds or assets in connection with federal elections and many states also restrict the use of corporate funds or assets in connection with state elections. In accordance with applicable laws, however, Mellon may establish political action committees for lawful participation in the political process. The use of Corporate funds or assets in connection with state elections may not be made without prior approval of Legal Affairs.

DEALING WITH
CUSTOMERS AND
SUPPLIERS:

In your dealings with customers and suppliers, situations sometimes occur that may create a conflict of interest or the appearance of a conflict of interest. To avoid such conflicts, Corporate Policies were developed in the areas listed below:

Gifts and Entertainment - Under the Bank Bribery Act, you may not offer or accept gifts or other items of value under circumstances intended to influence you, a customer or supplier in conducting business. Items of value include money, securities, business opportunities, goods, services, discounts on goods or services, entertainment, food or drink. (See CPP-102-2, Obeying Laws and Regulations.) Employees of NASD members should check NASD rules, which in some instances are more restrictive. Under the Bank Bribery Act, you may not:

o solicit for yourself or for a third party (other than Mellon) anything of value from anyone in return for any Mellon business, service or confidential information
o give cash gifts to, or accept cash gifts from, a customer, supplier or person to who you refer business o use your position at Mellon to obtain anything of value from a customer, supplier or person to whom you refer business
o accept gifts under a will or trust instrument of a customer unless you have the prior approval of the Chief Compliance Officer; or
o except as provided below, accept anything of value (other than earned salary, wages and fees) from anyone in connection with Mellon business.

DEALING WITH
CUSTOMERS AND
SUPPLIERS:

The business practices listed below do not create the risk of corruption or breach of trust to Mellon and are permissible. Accordingly, you may accept:

o gifts, gratuities, amenities or favors based on obvious family or personal relationships (such as those between an associate's parents, children or spouse) where the circumstances make it clear that those relationships--rather than Mellon business--are the motivating factors
o meals, refreshments, travel arrangements or accommodations, or entertainment of reasonable value and in the course of a meeting or other occasion held for business discussions, provided that the expenses would be paid by Mellon as a reasonable business expense
o loans from other banks or financial institutions on customary terms to finance proper and usual associate activities (such as home mortgage loans) except where prohibited by law
o advertising or promotional material, such as pens, pencils, note pads, key chains, calendars and similar items having a value of less than $100
o discounts or rebates on merchandise or services that do not exceed those available to other customers o gifts which have a value of less than $100 and are related to commonly recognized events or occasions, such as a promotion, conference, sports outing, new job, wedding, retirement or holiday
o charitable, educational or religious organization awards for recognition of service and accomplishment

DEALING WITH
CUSTOMERS AND
SUPPLIERS:

If you receive or anticipate receiving something of value from a supplier, customer or person to whom you refer business in a situation that is not specifically permitted by this Code, you must notify the Chief Compliance Officer in writing of the circumstances. You may not accept the item (or must return it if you have already received it) unless you receive approval from the Chief Compliance Officer. The Chief Compliance Officer will approve or deny requests based upon the reasonableness of the circumstances and whether the circumstances pose a threat to Mellon's integrity. The Chief Compliance Officer will maintain copies or records of all requests and responses.

Entertainment, gifts or prizes given to customers or suppliers by associates should be appropriate for the circumstances and constitute necessary and incidental Mellon business expenses, it is your responsibility to see that your expense diary is accurate and reflects only appropriate business expenses. In dealing with employees of other banks or bank holding companies, you should be aware that gifts or prizes given to those employees are subject to the Bank Bribery Law and that the Bank Bribery Law applies to both givers and recipients.

Borrowing from Customers - You are not permitted to borrow from or lend your personal funds to Mellon customers, brokers or suppliers. Credit transactions in customers' normal course of business and on regular terms (for example, transacting business with a recognized lending institution or charging items at a department store) are not included in this restriction.

Giving Advice to Customers - Unless your regular Corporate duties specifically permit, you may not give legal, tax or investment advice to customers.

Legal Advice - You may be asked by a customer to make a statement regarding the legal implications of a proposed transaction. You cannot give legal advice to customers. Be sure, therefore, that nothing you say might be interpreted as legal advice.

DEALING WITH
CUSTOMERS AND
SUPPLIERS:

Tax And Investment Advice - You may not advise customers on matters concerning tax problems, tax return preparation or investment decisions.

Recommending Professional Services - Customers and others may ask your help to find qualified professional people or firms. Unless you name several candidates without indicating favoritism, you may not recommend attorneys, accountants, insurance brokers or agents, stock brokers, real estate agents, etc., to customers, associates or others. Under no circumstances may you make a recommendation if you expect to benefit.

                                                          [OBJECT OMITTED]
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Chapter                                                   Document Number
  CORPORATE OBJECTIVES AND STANDARDS                        CPP-102-4
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Section                                                   Revised Date
  CODE OF CONDUCT                                           12/8/95
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Subject                                                   Page Number
  Respecting Confidential Information                       5 of 4
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Issuing Department
  Legal Affairs
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OVERVIEW:

The Confidential Information and Securities Trading Policies (CPP-903, 1-5) establishes guidelines to protect confidential information about Mellon, its customers and others with whom it does business. These guidelines are summarized below.

As an associate, you may have knowledge, reports or statements about Mellon's business or possess confidential information about the private and business affairs of Mellon's customers and suppliers. Such information is privileged and must be held in the strictest confidence.

Confidential information is to be used only for Corporate purposes. Under no circumstances may you use such information for personal gain or pass it on to any person outside Mellon, including family or friends, or even to other associates who do not need such information to perform their jobs or to provide services to or for Mellon.

NEWS MEDIA
COMMUNICATIONS:

Any communications or disclosures of information to the news media must be done by or with the approval of the Mellon Media Relations/Corporate Affairs area. All media inquiries should be directed to the Media Relations/Corporate Affairs area.

INFORMATION
OBTAINED
FROM BUSINESS
RELATIONS:

You may possess confidential information about those with whom Mellon has business relations. If released, such information could have a significant effect on their operations, their business reputations or the market price of their securities. Disclosing such information could expose both you and Mellon to liability for damages.

MELLON FINAN
INFORMATION:

Financial information about Mellon is confidential unless it has been published in reports to shareholders or has been made otherwise available to the public. It is the policy of the Corporation to disclose all material corporate information to the public in such a manner that all those who are interested in the Corporation and its securities have equal access to the information. Except as required by law or approved by the Finance Department, financial information is not to be released to any person or organization. If you have any questions about disclosing financial information, contact the head of the Finance Department.

MELLON
EXAMINATION
INFORMATION:

Banks and some other subsidiaries are periodically reviewed by regulatory examiners. Certain reports made by those regulatory agencies are the property of those agencies and are strictly confidential. Giving information from those reports to anyone not officially connected with Mellon is a criminal offense.

MELLON
PROPRIETARY
INFORMATION:

Certain nonfinancial information developed by Mellon, such as business plans, customer lists, methods of doing business, computer software, source codes, databases and related documentation, is valuable information that is proprietary and confidential. You are not to disclose it to anyone outside or inside Mellon who does not have a need to know such information. This obligation survives your employment with Mellon. Associates are prohibited from using Corporate time, resources and assets (including Mellon proprietary information) for personal gain. Mellon has proprietary rights in any materials, products or services that you create which relates to your work at Mellon, that use Mellon resources (equipment, etc.) or that are created during your regular work hours. You must disclose such materials, products or services to Mellon.

ELECTRONIC
INFORMATION:

E-mail, voice mail and communications systems are intended for Mellon business use only. Files created on these systems are subject to review and inspection by management. You should not expect messages sent on these systems to be treated as private or confidential. You should limit the transmission of highly sensitive information on those systems. Messages created in these systems should be in compliance with the Corporate Policy on Document Creation and Retention (CPP-111-2). For more detailed information on use of these systems, see the Corporate Policy on E-Mail Creation and Retention (CPP-111-3).

INFORMATION
SECURIT
SYSTEMS:

If you have access to Mellon information systems, you are responsible for taking precautions necessary to prohibit unauthorized entry to the system. You should safeguard your passwords or other means of entry.

COMPUTER
SOFTWARE:

Computer software is to be used on Mellon business only and must be used in accordance with the terms of the licensing agreement. No copying of software is permitted except in accordance with the licensing agreement.

INSIDER
INFORMATION:

Insider information is material, nonpublic information relating to securities issued by any corporation. Information is considered "material" if it is important enough to affect the judgment of investors about whether to buy, sell, or hold stock or to influence the markets price of the stock.

The courts have ruled that insider information about securities must be made public before anyone possessing it can trade or recommend the purchase or sale of the securities concerned. Under federal and state securities laws, you, Mellon, and the person who receives the information could be held legally responsible for misusing insider information.

Obviously, the insider information rule is very difficult to apply in given circumstances. Associates must be extremely cautious in discussing Corporate information with any person outside of Mellon or in using information obtained at Mellon in making personal investment decisions. If you have any doubts about whether an item is insider information or whether it has been or should be revealed, consult Legal Affairs.

"CHINESE WALL"
POLICY:

To facilitate compliance with the prohibition on trading in securities while in possession of insider information, diversified financial services organizations, including Mellon, have adopted "Chinese Wall" policies. The Chinese Wall separates the business units or associates likely to receive insider information from the business units or associates that trade in securities or provide investment advice.

Mellon's "Chinese Wall" policy is contained in the Confidential Information and Securities Trading Policies (CPP-903, 1-5) and establishes rules restricting the flow of information within Mellon to investment personnel; procedures to be used by investment personnel to obtain information from other departments or division of Mellon Banks or from other Mellon subsidiaries; and procedures for reporting the receipt of material nonpublic information by investment personnel

You must know this policy, particularly if you work in an area that handles investment decisions or if you supply or might be asked to supply information to associates in such areas. Under no circumstances should you receive or pass on information that may create a conflict of interest or interfere with a fiduciary obligation of Mellon.

                                                          [OBJECT OMITTED]
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Chapter                                                   Document Number
  CORPORATE OBJECTIVES AND STANDARDS                        CPP-110-2
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Section                                                   Revised Date
  SERVICE AGREEMENTS                                        2/16/99
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Subject                                                   Page Number
  Agreements with Vendors and Service Providers             1 of 7
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Issuing Department
  Human Resources
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